Exhibit 6(h)

GK PREFERRED INCOME II (RIDGMAR) SPE, LLC and
1551 KINGSBURY PARTNERS SPE, LLC
(collectively, “Trustor”)

to

REBECCA S. CONRAD
(“Trustee”)

for the Benefit of

GK INVESTMENT HOLDINGS, LLC
(“Beneficiary”)

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS AND SECURITYAGREEMENT

Dated: August 16, 2021

                                             Property Location:
1888 Green Oaks Road
Fort Worth, Texas
Tarrant County

DOCUMENT PREPARED BY AND WHEN NRECORDED, RETURN TO:

GK Real Estate
257 E. Main Street, Suite 200
Barrington, IL 60010
Attn: John A. Benson, Jr.

THIS DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT (this “Deed of Trust”), made as of August 16, 2021, by GK PREFERRED INCOME II (RIDGMAR) SPE, LLC, a Delaware limited liability company (“GK Trustor”) and 1551 KINGSBURY PARTNERS SPE, LLC, a Delaware limited liability company (“Kingsbury Trustor”, together with GK Trustor, individually or collectively, as the context requires, the “Trustor”), each having an office at c/o GK Real Estate, 257 East Main Street, Suite 200, Barrington, Illinois 60010, to REBECCA S. CONRAD, having an address at 2828 Routh Street, Suite 800, Dallas, Texas (“Texas”), as Trustee, for the benefit of GK INVESTMENT HOLDINGS, LLC, a Delaware limited liability company (together with its successors and assigns, hereinafter referred to as “Beneficiary”), having an address c/o GK Real Estate, 257 East Main Street, Suite 200, Barrington, Illinois 60010.

Beneficiary is making a secured loan to Trustor in the aggregate original principal amount of $3,700,000.00 (the “Loan”), which Loan is evidenced by a certain Promissory Note dated as of date hereof made by Trustor to Beneficiary in such principal amount (as the same may be amended, modified, restated, severed, consolidated, renewed, replaced, or supplemented from time to time, the “Note”).

To secure the payment of the Note and all sums which may or shall become due thereunder or under any of the other documents evidencing, securing or executed in connection with the Loan (the Note, this Deed of Trust and such other documents, as any of the same may, from time to time, be modified, amended or supplemented, being hereinafter collectively referred to as the “Loan Documents”), including (i) the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy (whether or not a claim is allowed against Trustor for such interest or other amounts in any such bankruptcy proceeding) or the operation of the automatic stay under Section 362(a) of Title 11 of the United States Code (the “Bankruptcy Code”), and (ii) the costs and expenses of enforcing any provision of any Loan Document (all such sums being hereinafter collectively referred to as the “Debt”),

NOW THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00); the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to secure the indebtedness described herein, Trustor has given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, warranted, pledged, assigned and hypothecated and by these presents does hereby give, grant, bargain, sell, alien, enfeoff, convey, confirm, warrant, pledge, assign and hypothecate unto Trustee, in trust for the benefit of Beneficiary, WITH POWER OF SALE, the land described in Exhibit A (the “Premises”) and together with the buildings, structures, fixtures and other improvements now or hereafter located thereon (the “Improvements”);

TOGETHER WITH: all right, title, interest and estate of Trustor now owned, or hereafter acquired, in and to the following property, rights, interests and estates (the Premises, the Improvements, and the property, rights, interests and estates hereinafter described are collectively referred to herein as the “Trust Property”):

(a)           all easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, rights to oil, gas, minerals, coal and other substances of any kind or character, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Premises and the Improvements; and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road, highway, alley or avenue, opened, vacated or proposed, in front of or adjoining the Premises, to the center line thereof; and all the estates, rights, titles, interests, dower and rights of dower, curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Trustor of, in and to the Premises and the Improvements and every part and parcel thereof, with the appurtenances thereto;

(b)           all machinery, furniture, furnishings, equipment, computer software and hardware, fixtures (including all heating, air conditioning, plumbing, lighting, communications and elevator fixtures), inventory, materials, supplies and other articles of personal property and accessions thereof, renewals and replacements thereof and substitutions therefor, and other property of every kind and nature, tangible or intangible, owned by Trustor, or in which Trustor has or shall have an interest, now or hereafter located upon the Premises or the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Premises and the Improvements (hereinafter collectively referred to as the “Equipment”), including any leases of, deposits in connection with, and proceeds of any sale or transfer of any of the foregoing, and the right, title und interest of Trustor in and to any of the Equipment that may be subject to any "security interest'' as defined in the Uniform Commercial Code, as in effect in the State where the Trust Property is located (the “UCC”), superior in lien to the lien of this Deed of Trust;

(c)           all awards or payments, including interest thereon, that may heretofore or hereafter be made with respect to the Premises or the Improvements, whether from the exercise of the right of eminent domain or condemnation (including any transfer made in lieu of or in anticipation of the exercise of such right), or for a change of grade, or for any other injury to or decrease in the value of the Premises or Improvements;

(d)           all leases, subleases and other agreements or arrangements heretofore or hereafter entered into affecting the use, enjoyment or occi1pancy of, or the conduct of any activity upon or in, the Premises or the Improvements including, but not limited to all agreements defined as “leases” under Chapter 64 of Subtitle B, Title 5 of the Texas Property Code (the “Texas Assignment of Rents Statute”) together will all renewals, extensions, modifications amendments, subleases, assignments and guaranties thereof (hereinafter collectively referred to as the “Leases”) and all rents, rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a Bankruptcy Proceeding or in lieu of rent or rent equivalents), royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Trustor or its agents or employees from any and all sources arising from or attributable to the Premises or the Improvements, including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Premises or the Improvements, or rendering of services by Trustor or any of its agents or employees, and proceeds, if any, from business interruption or other loss of income insurance (hereinafter collectively referred to as the “Rents”), together with all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt and including all cash proceeds or other proceeds received, collected or distributed or which may be or become due, or to which Trustor may now or hereafter become entitled, arising or issuing out of the Leases, or from or out of the Property or any part thereof, including but not limited to all amounts defined as “rents” under the Texas Assignment of Rents Statute;

(e)           all proceeds of and any unearned premiums on any insurance policies covering the Trust Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Trust Property;

(f)           the right, in the name and on behalf of Trustor, to appear in and defend any action or proceeding brought with respect to the Trust Property and to commence any action or proceeding to protect the interest of Beneficiary in the Trust Property;

(g)           all accounts (including reserve accounts), escrows, documents, instruments, chattel paper, claims, deposits and general intangibles, as the foregoing terms are defined in the UCC, and all franchises, trade names, trademarks, symbols, service marks, books, records, plans, specifications, designs, drawings, surveys, title insurance policies, permits, consents, licenses, management agreements, contract rights (including any contract with any architect or engineer or with any other provider of goods or services for or in connection with any construction, repair or other work upon the Trust Property), approvals, actions, funds of real estate taxes and assessments (and any other governmental impositions related to the Trust Property) and causes of action that now or hereinafter relate to, are derived from or are used in connection with the Trust Property, or the use, operation. maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon (hereinafter collectively referred to as the “Intangibles”); and

(h)           all proceeds, products, offspring, rents and profits from any of the foregoing, including those from sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the foregoing.

Without limiting the generality of any of the foregoing, in the event that a case under the Bankruptcy Code is commenced by or against Trustor, pursuant to Section 552(b)(2) of the Bankruptcy Code, the security interest granted by this Deed of Trust shall automatically extend to all Rents acquired by the Trustor after the commencement of the case and shall constitute cash collateral under Section 363(a) of the Bankruptcy Code.

TO HAVE AND TO HOLD the Trust Property unto and to the use and benefit of Beneficiary and its successors and assigns, forever;

PROVIDED, HOWEVER, these presents are upon the express condition that, if Trustor shall well and truly pay to Beneficiary the Debt at the time and in the manner provided in the Loan Documents and shall well and truly abide by and comply with each and every covenant and condition set forth in the Loan Documents in a timely manner, these presents and the estate hereby granted shall cease, terminate and be void;

AND Trustor represents and warrants to and covenants and agrees with Beneficiary as follows:

PART I – GENERAL PROVISIONS

1.           Payment of Debt and Incorporation of Covenants, Conditions and Agreements. Trustor shall pay the Debt at the time and in the manner provided in the Loan Documents. All the covenants, conditions and agreements, contained in the Loan Documents are hereby made a part of this Deed of Trust to the same extent and with the same force as if fully set forth herein. Without limiting the generality of the foregoing, Trustor (i) agrees to insure, repair, maintain and restore damage to the Trust Property, pay Taxes and Other Charges, and comply with Legal Requirements, in accordance with the Loan Documents, and (ii) agrees that the Proceeds of Insurance and Awards for Condemnation shall be settled, held and applied in accordance with the Loan Documents.

2.           Leases and Rents.

(a)           Trustor does hereby absolutely and unconditionally assign to Beneficiary all of Trustor’s right, title and interest in all current and future Leases and Rents, it being intended by Trustor that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Such assignment shall not be construed to bind Beneficiary to the performance of any of the covenants or provisions contained in any Lease or otherwise impose any obligation upon Beneficiary. Nevertheless, subject to the terms of this paragraph, Beneficiary grants to Trustor a revocable license to operate and manage the Trust Property and to collect the Rents subject to the requirements of the Loan Documents. Upon an Event of Default, without the need for notice or demand, the license granted to Trustor herein shall automatically be revoked, and Beneficiary shall immediately be entitled to possession of all Rents collected thereafter (including Rents past due and unpaid), whether or not Beneficiary enters upon or takes control of the Trust Property. Trustor hereby grants and assigns to Beneficiary the right, at its option, upon revocation of the license granted herein, to enter upon the Trust Property in person, by agent or by court-appointed receiver to collect the Rents. Any Rents collected after the revocation of such license may be applied toward payment of the Debt in such priority and proportions as Beneficiary in its sole discretion shall deem proper.

(b)           Trustor shall not enter into, modify, amend, cancel, terminate or renew any Lease without the prior written consent of Beneficiary.

3.           Use of Trust Property. Trustor shall not initiate, join in, acquiesce in or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Trust Property without the prior written consent of Beneficiary. If under applicable zoning provisions the use of the Trust Property is or shall become a nonconforming use Trustor shall not cause or permit such nonconforming use to be discontinued or abandoned without the consent of Beneficiary. Trustor shall not (i) change the use of the Trust Property, (ii) permit or suffer to occur any waste on or to the Trust Property, or (iii) take any steps to convert the Trust Property to a condominium or cooperative form of ownership.

4.           Transfer or Encumbrance of the Trust Property.

(a)           Trustor acknowledges that (i) Beneficiary has examined and relied on the creditworthiness and experience of the principals of Trustor in owning and operating properties such as the Trust Property in agreeing to make the Loan, (ii) Beneficiary will continue to rely on Trustor's ownership of the Trust Property as a means of maintaining the value of the Trust Property as security for the Debt, and (Hi) Beneficiary has a valid interest in maintaining the value of the Trust Property so as to ensure that, should Trustor default in the repayment of the Debt, Beneficiary can recover the Debt by a sale of the Trust Property. Trustor shall not sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer the Trust Property or any part thereof, or suffer or permit any Transfer to occur, without Beneficiary’s prior written consent.

(b)           Beneficiary shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a transfer in violation of this Paragraph 4. This provision shall apply to every sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Trust Property regardless of whether voluntary or not. Any transfer made in contravention of this Paragraph 4 shall be null and void and of no force and effect. Trustor agrees to bear and shall pay or reimburse Beneficiary on demand for all reasonable expenses (including reasonable attorneys' fees and disbursements, title search costs and title insurance endorsement premiums) incurred by Beneficiary in connection with the review, approval and documentation of any transfer permitted hereunder.

5.           Changes in Laws Regarding Taxation. If any law is enacted or adopted or amended after the date of this Deed of Trust which deducts the Debt from the value of the Trust Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Beneficiary's interest in the Trust Property, Trustor will pay such tax, with interest and penalties thereon, if any. If Beneficiary is advised by its counsel that the payment of such tax or interest and penalties by Trustor would be unlawful, taxable to Beneficiary or unenforceable, or would provide the basis for a defense of usury, then Beneficiary shall have the option, by notice of not less than 90 days, to declare the Debt immediately due and payable, without prepayment penalty or consideration.

6.           No Credits on Account of the Debt.  Trustor shall not claim or demand or be entitled to any credit on account of the Debt for any part of the Taxes or Other Charges assessed against the Trust Property, and no deduction shall otherwise be made or claimed from the assessed value of the Trust Property for real estate tax purposes by reason of this Deed of Trust or the Debt. If such claim, credit or deduction shall be required by law, Beneficiary shall have the option, by notice of not less than 90 days, to declare the Debt immediately due and payable.

7.           Further Acts, Etc. Trustor shall, at its sole cost, duly execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as Beneficiary shall, from time to time, require, for the better assuring, conveying, assigning, transferring, and confirming unto Beneficiary the property and rights hereby mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated or intended now or hereafter so to be; or which Trustor may be or may hereafter become bound to convey or assign to Beneficiary, or for carrying out the intention or facilitating the performance of the terms of this Deed of Trust, or for filing, registering or recording this Deed of Trust or for facilitating the sale and transfer of the Loan and the Loan Documents. Upon foreclosure, the appointment of a receiver or any other relevant action, Trustor shall, at its sole cost, cooperate fully and completely to effect the assignment or transfer of any license, permit, agreement or any other right necessary or useful to the operation of the Trust Property. Upon the occurrence and during the continuance of any Event of Default, Trustor grants to Beneficiary an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Beneficiary at law and in equity, including such rights and remedies available to Beneficiary pursuant to this paragraph. Notwithstanding anything to the contrary in the immediately preceding sentence, Beneficiary shall not execute any document as attorney in-fact of Trustor unless (x) Trustor shall have failed or refused to execute the same within five (5) Business Days after Beneficiary's request therefor, or (y) in Beneficiary's good faith determination it would be materially prejudiced by the delay involved in making such a request. Beneficiary shall give prompt notice to Trustor of any exercise of the power of attorney as provided for in this paragraph, along with copies of all documents executed in connection therewith.

8.           Recording of Deed of Trust, Etc. Trustor forthwith upon the execution and delivery of this Deed of Trust and thereafter, from time to time, shall cause this Deed of Trust and any security instrument creating a lien or security interest or evidencing the lien hereof upon the Trust Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien or security interest hereof upon, and the interest of Beneficiary in the Trust Property. Trustor shall pay all filing, registration or recording fees, all expenses incident to the preparation, execution and acknowledgment of and all federal, state, county and municipal, taxes, duties, imposts, documentary stamps, assessments and charges arising out of or in connection with the execution and delivery of this Deed of Trust, any deed of trust supplemental hereto, any security instrument with respect to the Trust Property or any instrument of further assurance, except where prohibited by law so to do. Trustor shall hold harmless and indemnify Beneficiary, its successors and assigns, against any liability incurred by reason of the imposition of any tax on the making or recording of this Deed of Trust.

9.           Right to Cure Defaults. Upon the occurrence of any Event of Default, Beneficiary may, but without any obligation to do so and without notice to or demand on Trustor and without releasing Trustor from any obligation hereunder, perform the obligations in Default in such manner and to such extent as Beneficiary may deem necessary to protect the security hereof. Beneficiary is authorized to enter upon the Trust Property for such purposes or appear in, defend or bring any action or proceeding to protect its interest in the Trust Property or to foreclose this Deed of Trust or collect the Debt, and the cost and expense thereof (including reasonable attorneys' fees and disbursements to the extent permitted by law), with interest thereon at the Default Interest Rate for the period after notice from Beneficiary that such cost or expense was incurred to the date of payment to Beneficiary, shall constitute a portion of the Debt, shall be secured by this Deed of Trust and the other Loan Documents and shall be due and payable to Beneficiary upon demand.

10.           Remedies.

(a)           Upon the occurrence of any Event of Default, Beneficiary may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Trustor and in and to the Trust Property, by Beneficiary itself or otherwise, including the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Beneficiary may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Beneficiary:

(i)           declare the entire Debt to be immediately due and payable;

(ii)           give such notice of default and of election to cause the Trust Property to be sold as may be required by law or as may be necessary to cause Trustee to exercise the power of sale granted herein; Trustee shall then record and give such notice of Trustee's sale as then required by law and, after the expiration of such time as may be required by law, may sell the Trust Property at the time and place specified in the notice of sale, as a whole or in separate parcels as directed by Beneficiary, or by Trustor to the extent required by law, at public auction to the highest bidder for cash in lawful money of the United States, payable at time of sale, all in accordance with applicable law. Trustee, from time to time, may postpone or continue the sale of all or any portion of the Trust Property by public declaration at the time and place last appointed for the sale and no other notice of the postponed sale shall be required unless provided by applicable law. Upon any sale, Trustee shall deliver its deed conveying the property sold, without any covenant or warranty, expressed or implied, to the purchaser or purchasers at the sale. The recitals in such deed of any matters or facts shall be conclusive as to the accuracy thereof;

(iii)           institute a proceeding or proceedings, judicial or nonjudicial, to the extent permitted by law, by advertisement or otherwise, for the complete foreclosure of this Deed of Trust, in which case the Trust Property may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

(iv)           with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Deed of Trust for the portion of the Debt then due and payable, subject to the continuing lien of this Deed of Trust for the balance of the Debt not then due;

(v)            sell for cash or upon credit the Trust Property and all estate, claim, demand, right, title and interest of Trustor therein and rights of redemption thereof, pursuant to the power of sale, to the extent permitted by law, or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

(vi)           institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein or in any other Loan Document;

(vii)          recover judgment on the Note either before, during or after any proceeding for the enforcement of this Deed of Trust;

(viii)         apply for the appointment of a trustee, receiver, liquidator or conservator of the Trust Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of the Trustor or of any person, firm or other entity liable for the payment of the Debt;

(ix)           enforce Beneficiary's interest in the Leases and Rents and enter into or upon the Trust Property, either personally or by its agents, nominees or attorneys and dispossess Trustor and its agents and employees therefrom, and thereupon Beneficiary may (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with the Trust Property and conduct the business thereat; (B) complete any construction on the Trust Property in such manner and form as Beneficiary deems advisable; (C) make alterations, additions, renewals, replacements and improvements to or on the Trust Property; (D) exercise all rights and powers of Trustor with respect to the Trust Property, whether in the name of Trustor or otherwise, including the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive Rents; und (E) apply the receipts from the Trust Property to the payment of the Debt, after deducting therefrom all expenses (including reasonable attorneys' fees and disbursements) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, insurance and other charges in connection with the Trust Property, as well as just and reasonable compensation for the services of Beneficiary, and its counsel, agents and employees;

(x)           require Trustor to pay monthly in advance to Beneficiary, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of any portion of the Trust Property occupied by Trustor, and require Trustor to vacate and surrender possession of the Trust Property to Beneficiary or to such receiver, and, in default thereof, evict Trustor by summary proceedings or otherwise; or

(xi)           pursue such other rights and remedies as may be available at law or in equity or under the UCC, including the right to receive and/or establish a lock box for all Rents and proceeds from the Intangibles and any other receivables or rights to payments of Trustor relating to the Trust Property.

In the event of a sale, by foreclosure or otherwise, of less than all of the Trust Property, this Deed of Trust shall continue as a lien on the remaining portion of the Trust Property.

(b)           The proceeds of any sale made under or by virtue of this paragraph, together with any other sums which then may be held by Beneficiary under this Deed of Trust, whether under the provisions of this paragraph or otherwise, shall be applied by Beneficiary to the payment of the Debt in such priority and proportion as Beneficiary in its sole discretion shall deem proper.

(c)           Beneficiary may adjourn from time to time any sale by it to be made under or by virtue of this Deed of Trust by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable law, Beneficiary, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

(d)           Upon the completion of any sale or sales pursuant hereto, Beneficiary, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Beneficiary is hereby irrevocably appointed the true and lawful attorney of Trustor, in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Trust Property and rights so sold and for that purpose Beneficiary may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, Trustor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Any sale or sales made under or by virtue of this Paragraph 10, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right; title, interest, claim and demand whatsoever, whether at law or in equity, of Trustor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Trustor and against any and all persons claiming or who may cl m the same, or any part thereof, from, through or under Trustor.

(e)           Upon any sale made under or by virtue of this Paragraph 10, whether made under a power of sale or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Beneficiary may bid for and acquire the Trust Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Debt the net sales price after deducting therefrom the expenses of the sale and costs of the action and any other sums which Beneficiary is authorized to deduct under this Deed of Trust or any other Loan Document.

(f)           No recovery of any judgment by Beneficiary and no levy of an execution under any judgment upon the Trust Property or upon any other property of Trustor shall affect in any manner or to any extent the lien of this Deed of Trust upon the Trust Property or any part thereof, or any liens, rights, powers or remedies of Beneficiary hereunder, but such liens, rights, powers and remedies of Beneficiary shall continue unimpaired as before.

(g)           Beneficiary may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in this Paragraph 10 at any time before the conclusion thereof, as determined in Beneficiary's sole discretion and without prejudice to Beneficiary.

(h)           Beneficiary may resort to any remedies and the security given by this Deed of Trust or in any other Loan Document in whole or in part, and in such portions and in such order as determined by Beneficiary's sole discretion. No such action shall in any way be considered a waiver of any rights, benefits or remedies evidenced or provided by any Loan Document. The failure of Beneficiary to exercise any right, remedy or option provided in any Loan Document shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation secured by any Loan Document. No acceptance by Beneficiary of any payment after the occurrence of any Event of Default and no payment by Beneficiary of any obligation for which Trustor is liable hereunder shall be deemed to waive or cure any Event of Default, or Trustor’s liability to pay such obligation. No sale of all or any portion of the Trust Property, no forbearance on the part of Beneficiary, and no extension of time for the payment of the whole or any portion of the Debt or any other indulgence given by Beneficiary to Trustor, shall operate to release or in any manner affect the interest of Beneficiary in the remaining Trust Property or the liability of Trustor to pay the Debt. No waiver by Beneficiary shall be effective unless it is in writing and then only to the extent specifically stated. All costs and expenses of Beneficiary in exercising its rights and remedies under this Paragraph 10 (including reasonable attorneys' fees and disbursements to the extent permitted by law), shall be paid by Trustor immediately upon notice from Beneficiary, with interest at the Default Rate for the period after notice from Beneficiary, and such costs and expenses shall constitute a portion of the Debt and shall be secured by this Deed of Trust.

(i)           The interests and rights of Beneficiary under the Loan Documents shall not be impaired by any indulgence, including (i) any renewal, extension or modification which Beneficiary may grant with respect to any of the Debt, (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Beneficiary may grant with respect to the Trust Property or any portion thereof or (iii) any release or indulgence granted to any maker, endorser, guarantor or surety of any of the Debt.

11.           Right of Entry. In addition to any other rights or remedies granted under this Deed of Trust, Beneficiary and its agents shall, each at their own risk, have the right to enter and inspect the Trust Property at any reasonable time upon reasonable notice during the term of this Deed of Trust, subject to the right of Tenants under the Leases. The cost of such inspections or audits shall be borne by Trustor should Beneficiary reasonably determine that an Event of Default exists, including the cost of all follow up or additional investigations or inquiries deemed reasonably necessary by Beneficiary. The cost of such inspections, if not paid for by Trustor following demand, may be added to the principal balance of the sums due under the Note and this Deed of Trust and shall bear interest thereafter until paid at the Default Interest Rate.

12.           Security Agreement. This Deed of Trust is both a real property deed of trust and a "security agreement" within the meaning of the UCC. The Trust Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Trustor in the Trust Property. Trustor by executing and delivering this Deed of Trust has granted and hereby grants to Beneficiary, as security for the Debt, a security interest in the Trust Property to the full extent that the Trust Property may be subject to the UCC (such portion of the Trust Property so subject to the UCC being called in this paragraph the “Collateral”). The foregoing sentence is intended to grant in favor of Beneficiary a first priority continuing lien and security interest in all of Trustor's assets. Trustor authorizes Beneficiary and its counsel to file UCC financing statements in form and substance satisfactory to Beneficiary, describing the collateral as "all assets of Trustor, whether now owned or existing or hereafter acquired or arising and wheresoever located, and all proceeds and products thereof, including, without limitation, all fixtures on the Premises" or words to that effect, and any limitations on such collateral description, notwithstanding that such collateral description may be broader in scope than the Collateral described in this Deed of Trust. This Deed of Trust shall also constitute a "fixture filing" for the purposes of the UCC. As such, this Deed of Trust covers all items of the Collateral that are or are to become fixtures. Information concerning the security interest herein granted may be obtained from the parties at the addresses of the parties set forth in the first paragraph of this Deed of Trust If an Event of Default shall occur, Beneficiary, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the UCC, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Beneficiary may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Beneficiary, Trustor shall at its expense assemble the Collateral and make it available to Beneficiary at a convenient place acceptable to Beneficiary. Trustor shall pay to Beneficiary on demand any and all expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by Beneficiary in protecting the interest in the Collateral and in enforcing the rights hereunder with respect to the Collateral. Any notice of sale, disposition or other intended action by Beneficiary with respect to the Collateral, sent to Trustor in accordance with the provisions hereof at least ten (10) days prior to such action, shall constitute commercially reasonable notice to Trustor. The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Beneficiary to the payment of the Debt in such priority and proportions as Beneficiary in its sole discretion shall deem proper. In the event of any change in name, identity or structure of Trustor, Trustor shall notify Beneficiary thereof and promptly after request shall execute, file and record such UCC forms as are necessary to maintain the priority of Beneficiary's lien upon and security interest in the Collateral, and shall pay all expenses and fees in connection with the filing and recording thereof. If Beneficiary shall require the filing or recording of additional UCC forms or continuation statements, Trustor shall, promptly after request, execute, file and record such UCC forms or continuation statements as Beneficiary shall deem necessary, and shall pay all expenses and fees in connection with the filing and recording thereof, it being understood and agreed, however, that no such additional documents shall increase Trustor's obligations under the Loan Documents. Trustor hereby irrevocably appoints Beneficiary as its attorney in fact, coupled with an interest, to file with the appropriate public office on its behalf any financing or other statements signed only by Beneficiary, as secured party, in connection with the Collateral covered by this Deed of Trust.

13.           Actions and Proceedings. Beneficiary has the right to appear in and defend any action or proceeding brought with respect to the Trust Property and to bring any action or proceeding, in the name and on behalf of Trustor, which Beneficiary, in its sole discretion, decides should be brought to protect its or their interest in the Trust Property. Beneficiary shall, at its option, be subrogated to the lien of any deed of trust or other security instrument discharged in whole or in part by the Debt, and any such subrogation rights shall constitute additional security for the payment of the Debt.

14.           Marshalling and Other Matters. Trustor hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Trust Property or any part thereof or any interest therein. Further, Trustor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Deed of Trust on behalf of Trustor, and on behalf of each and every person acquiring any interest in or title to the Trust Property subsequent to the date of this Deed of Trust and on behalf of all persons to the extent permitted by applicable law. The lien of this Deed of Trust shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of Beneficiary and, without limiting the generality of the foregoing, the lien hereof shall not be impaired by (i) any acceptance by Beneficiary of any other security for portion of the Debt, (ii) any failure, neglect or omission on the part of Beneficiary to realize upon or protect any portion of the Debt or any collateral security therefor or (iii) any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, change, modification or disposition of any portion of the Debt, or of any of the collateral security therefore; and Beneficiary may foreclose, or exercise any other remedy available to Beneficiary under other Loan Documents without first exercising or enforcing any of its remedies under this Deed of Trust, and any exercise of the rights and remedies of Beneficiary hereunder shall not in any manner impair the Debt or the liens of any other Loan Document or any of Beneficiary's rights and remedies thereunder.

15.           Notices. All notices, consents, approvals and requests required or permitted hereunder shall be in writing, and shall be sent, and shall be deemed effective, as provided in the Loan Documents.

16.           Inapplicable Provisions; Conflicts. If any term, covenant or condition of this Deed of Trust is held to be invalid, illegal or unenforceable in any respect, this Deed of Trust shall be construed without such provision. If any provision of any of this Deed of Trust or any other Loan Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, then neither the remainder of the instrument in which such provision is contained nor the application of such provision to other persons or circumstances nor the other instruments referred to herein shall be affected thereby, but rather shall be enforced to the greatest extent permitted by law. Without limiting the generality of the foregoing, to the extent that (i) specific terms and requirements of this Assignment of Rents and Leases conflict with specific terms and requirements of the Texas Assigmnent of Rents Statute and such terms and requirements of the Texas Assignment of Rents Statute may be superseded by an agreement between Trustor and Beneficiary, the specific te1ms and requirements of this Assignment of Leases and Rents hereby supersede such specific tenants and requirements of the Texas Assignment of Rents Statute, and (ii) specific terms and requirements of this Assignment of Leases and Rents conflict with specific terms and requirements of the Texas Assignment of Rents Statute, and such terms and requirements of the Texas Assignment of Rents Statute cannot be superseded by an agreement between Trustor and Beneficiary, the specific terms and requirements of the Texas Assignment of Rents Statute shall control, and Trustor further agrees that all other terms and requirements of this Assignment of Leases and Rents shall not otherwise be impaired or superseded thereby and shall remain in full force and effect.

17.           Headings.  The paragraph headings in this Deed of Trust are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

18.           Duplicate Originals. This Deed of Trust may be executed in any number of duplicate originals and each such duplicate original shall be deemed to be an original.

19.           Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Deed of Trust may be used interchangeably in singular or plural form; and the word “Trustor” shall mean “each Trustor and any subsequent owner or owners of the Trust Property or any part thereof or any interest therein,” the word “Beneficiary” shall mean “Beneficiary and any subsequent holder of the Note," the words "Trust Property" shall include any portion of the Trust Property and any interest therein, the word "includingll means "including but not limited to" and the words "attorneys' fees" shall include any and all attorneys' fees; paralegal and law clerk fees, including fees at the pre-trial, trial and appellate levels incurred or paid by Beneficiary in protecting its interest in the Trust Property and Collateral and enforcing its rights hereunder.

20.           Homestead. Trustor hereby waives and renounces all homestead and exemption rights provided by the Constitution and the laws of the United States and of any state, in and to the Trust Property as against the collection of the Debt, or any part thereof.

21.           Assignments. Beneficiary shall have the right to assign or transfer its rights under this Deed of Trust without limitation. Any assignee or transferee shall be entitled to all the benefits afforded Beneficiary under this Deed of Trust.

22.           Waiver of Jury·Trial. TRUSTOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH RRGARD TO ·THIS DEED OF TRUST OR ANY OTHER LOAN DOCUMENT, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF. RIGHT TO TIDAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY TRUSTOR AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH ·THI£ RIGHT TO ATRIAL BY JURY WOULD OTIIERWISE ACCRUE. BENEFICIARY IS HEREBY AUTHORIZED TO FILE A COPY OF TRIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY TRUSTOR.

23.           Consents. Any consent or approval by Beneficiary in any single instance shall not be deemed or construed to be Beneficiary's consent or approval in any like matter arising at a subsequent date, and the failure of Beneficiary to promptly exercise any right, power, remedy, consent or approval provided herein or at law or in equity shall not constitute or be construed as a waiver of the same nor shall Beneficiary be estopped from exercising such right, power, remedy, consent or approval at a later date. Any consent or approval requested of and granted by Beneficiary pursuant hereto shall be narrowly construed to be applicable only to Trustor and the matter identified in such consent or approval and no third party shall claim any benefit by reason thereof, and any such consent or approval shall not be deemed to constitute Beneficiary a venturer or partner with Trustor nor shall privity of contract be presumed to have been established with any such third party. If Beneficiary deems it to be in its best interest to retain assistance of persons, firms or corporations (including attorneys, title insurance companies, appraisers, engineers and surveyors) with respect to a request for consent or approval, Trustor shall reimburse Beneficiary for all costs reasonably incurred in connection with the employment of such persons, firms or corporations.

24.           Loan Repayment and Defeasance. Provided no Event of Default exists, the Lien of this Deed of Trust shall be terminated, released and reconveyed of record by Beneficiary (and the Trustee, to the extent required by law to effect a full and proper termination, release and reconveyance) prior to the Maturity Date only in accordance with the terms and provisions set forth in the Loan Documents.

25.           Governing Law. WITH RESPECT TO MATTERS RELATING TO THE CREATION, PERFECTION AND PROCEDURES RELATING TO THE ENFORCEMENT OF THIS DEED OF TRUST, THIS DEED OF TRUST SHALL BE GOVERNED BY, AND BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE IN WHICH TIIE TRUST PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, EXCEPT AS EXPRESSLY SET FORTH ABOVE IN THIS PARAGRAPH AND TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF ILLINOIS WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES SHALL GOVERN ALL MATTERS RELATING TO THIS DEED OF TRUST AND THE OTHER LOAN DOCUMENTS AND ALL OF THE INDEBTEDNESS OR OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. ALL PROVISIONS OF THE LOAN AGREEMENT INCORPORATED HEREIN BY REFERENCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

26.           Intentionally Deleted.

27.           Trustee; Successor Trustee. Trustee shall not be liable for any error of judgment or act done by Trustee or be otherwise responsible or accountable under any circumstances whatsoever, except if the result of Trustee's gross negligence or willful misconduct. Trustee shall not be personally liable in case of entry by her or anyone acting by virtue of the powers herein granted him upon the Trust Property for debts contracted or liability or damages or damages incurred in the management or operation of the Trust Property. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by her hereunder or believed by her to be genuine. Trustee shall be entitled to reimbursement for actual expenses incurred by her in the performance of her duties hereunder and to reasonable compensation for such of her services hereunder as shall be rendered. Trustor will, from time to time, reimburse Trustee for and save and hold her harmless from and against any and all loss, cost, liability, damage and reasonable expense whatsoever incurred by her in the performance of her duties. All monies received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received but need not be segregated in any manner from any other monies (except to the extent required by law) and Trustee shall be under no liability for interest on any monies received by him hereunder. Trustee may resign by giving of notice of such resignation in writing to Beneficiary. If Trustee shall die, resign or. become disqualified from acting in the execution of this trust or shall fail or refuse to exercise the same when requested by Beneficiary or if for any or no reason and without cause Beneficiary shall prefer to appoint a substitute trustee to act instead of the original Trustee named herein, or any prior successor or substitute trustee, Beneficiary shall, without any formality or notice to Trustor or any other person, have full power to appoint a substitute trustee and, if Beneficiary so elects, several substitute trustees in succession who shall succeed to all the estate, rights, powers and duties of the aforenamed Trustee. Each appointment and substitution shall be evidenced by an instrument in writing which shall recite the parties to, and the book and page of record of this Deed of Trust, and the description of the real property herein described, which instrument, executed and acknowledged by Beneficiary, shall (i) be conclusive proof of the proper substitution and appointment of such successor Trustee or Trustees, (ii) duly assign and transfer all the estates, properties, rights, powers and trusts of Trustee so ceasing to act and (iii) be notice of such proper substitution and appointment to all parties in interest. In addition, such Trustee ceasing to act shall duly assign, transfer, and deliver any of the property and monies held by Trustee to the successor Trustee so appointed in its or her place. The Trustee may act in the execution of this trust and may authorize one or more parties to act on her behalf to perform the ministerial functions required of her hereunder, including without limitation, the transmittal and posting of any notices and it shall not be necessary for any Trustee to be present in person at any foreclosure sale.

PART II - STATE-SPECIFIC PROVISIONS

28.           Conflicts With Part I. In the event of any conflict between the provisions of this Part II and any provision of Part I, then the provisions of this Part II shall control.

29.           Foreclosure, Sale and Other Matters.

(a)           Upon the occurrence and during the continuation of any Event of Default, Beneficiary may, by and through the Trustee, or successor trustee, sell or offer for sale the Trust Property in such portions, order and parcels as Beneficiary may determine, with or without having first taken possession of same, to the highest bidder for cash at public auction in accordance with the requirements of Section 51.002 of the Texas Property Code (as said section now exists or may be hereinafter amended or succeeded). Such sale shall be made at the courthouse of the county in which the Trust Property (or any of that portion thereof to be sold) is located (whether the parts or parcels thereof, if any, in different counties are contiguous or not, and without the necessity of having any personality physically present at such sale) in the area designated by the county commissioners for foreclosure sales (or, if no area has been designated, at the location at the courthouse designated by Beneficiary by or through Trustee in the written notice hereinafter described) on the first Tuesday of a month between the hours of 10:00 a.m. and 4:00 p.m. after advertising the time, place and terms of sale and that portion of the Trust Property to be sold by posting or causing to be posted written or printed notice thereof at least twenty-one (21) days before the date of the sale both at the courthouse door of each county in which the Trust Property is located and with the county clerk of each county in which the Trust Property is located, which notice shall be posted at the courthouse door and filed with the county clerk by the Trustee, or by any person acting for her. The written notice shall include the earliest time at which the sale will be held. To the extent required by applicable law, such sale must begin at the time stated in the notice of sale or not later than three (3) hours after that time. Beneficiary shall serve or shall cause to be served at least twenty-one (21) days before the date of sale, written or printed notice of the proposed sale by certified mail on each debtor obligated to pay the Debt according to the records of Beneficiary by the deposit of such notice in the United States mail, postage prepaid and addressed to the debtor at the debtor's last known address as shown by the records of Beneficiary. The affidavit of a person knowledgeable of the facts to the effect that service was completed is prima facie evidence of service.

(b)           The sale by Trustee of less than the whole of the Trust Property shall not exhaust the power of sale herein granted, and Trustee is specifically empowered to make successive sale or sales under such power until the whole of the Trust Property shall be sold and, if the proceeds of such sale of less than the whole of the Trust Property shall be less than the aggregate of the indebtedness secured hereby and the expense of executing this trust as provided herein, this Deed of Trust and the lien hereof shall remain in full force and effect as to the unsold portion of the Trust Property just as though no sale had been made; provided, however, that Trustor shall never have any right to require the sale of less than the whole of the Trust Property but Beneficiary shall have the right, at its sole election, to request Trustee to sell less than the whole of the Trust Property. The power of sale granted herein shall not be exhausted by any sale held hereunder by Trustee or her substitute or successor, and such power of sale may be exercised from time to time and as many times as Beneficiary may deem necessary until all of the Trust Property has been sold and all secured indebtedness has been fully paid. In the event any sale hereunder is not completed or is defective in the opinion of Beneficiary, such sale shall not exhaust the power of sale hereunder and Beneficiary shall have the right to cause a subsequent sale or sales to be made hereunder. Any and all statements of fact or other recitals made in any deed or deeds given by Trustee or any successor or substitute appointed hereunder as to nonpayment of the indebtedness secured hereby, or as to the occurrence of any Event of Default, or as to Beneficiary having declared all of such indebtedness to be due and payable, or as to the request to sell, or as to notice of time, place and terms of sale and of the properties to be sold having been duly given, or as to the refusal, failure or inability to act of Trustee or any substitute or successor, or as to the appointment of any substitute or successor trustee, or as to any other act or thing having been duly done by Beneficiary or by such Trustee, substitute or successor, shall be taken as conclusive evidence of the truth of the facts so stated and recited. Trustee, her successor or substitute, may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Trustee, including the posting of notices and the conduct of sale, but in the name and on behalf of Trustee, her successor or substitute.

(c)           At any time during the bidding of any sale conducted by Trustee, Trustee may require a bidding party (a) to disclose its full name, state and city of residence, occupation, and specific business office location, and the name and address of the principal and the bidding party is representing (if applicable); and (b) to demonstrate reasonable evidence of the bidding party's financial ability (or, if applicable, the financial ability of the principal of such bidding party), as a condition to the bidding party submitting bids at the foreclosure sale. If any such bidding party (the “Questioned Bidder”) declines to comply with Trustee's requirement in this regard, or if such Questioned Bidder does respond but Trustee, in Trustee's sole and absolute discretion, deems the information or the evidence of the financial ability of the Questioned Bidder (or, if applicable, the principal of such bidding party) to be inadequate, Trustee may continue the bidding with reservation; and in such event (i) Trustee shall be authorized to caution the Questioned Bidder concerning the legal obligations to be incurred in submitting bids, and (ii) if the Questioned Bidder is not the highest bidder at the sale, or if having been the highest bidder the Questioned Bidder fails to deliver the cash purchase price payment promptly to Trustee, all bids by the Questioned Bidder shall be null and void. Trustee may, in Trustee's sole and absolute discretion, determine that a credit bid may be in the best interest of Trustor and Beneficiary and elect to sell the Trust Property for credit or for a combination of cash and credit; provided, however, that Trustee shall have no obligation to accept any bid except an all cash bid, In the event Trustee requires a cash bid and cash is not delivered within a reasonable time after conclusion of the bidding process, as specified by Trustee (but in no event later than 3:45 p.m. local time on the date of sale), then said contingent sale shall be null and void, the bidding process may be recommenced, and any subsequent bids or sale shall be made as if no prior bids were made or accepted.

(d)           This Deed of Trust shall be effective as a mortgage as well as a deed of trust and upon the occurrence of an Event of Default may be foreclosed as to any of the Trust Property in any manner permitted by the laws of the State of Texas or of any other state in which any part of the Trust Property is situated, and any foreclosure suit may be brought by Trustee or by Beneficiary. In the event a foreclosure hereunder shall be commenced by Trustee or her substitute or successor, Beneficiary may at any time before the sale of the Trust Property direct the said Trustee to abandon the sale and may then institute suit for the collection of the Note and the other secured indebtedness, and for the foreclosure of this Deed of Trust. It is agreed that if Beneficiary should institute a suit for the collection of the Note or any other secured indebtedness and for the foreclosure of this Deed of Trust, Beneficiary may at any time before the entry of a final judgment in said suit dismiss the same, and require Trustee, his substitute or successor to sell the Trust Property in accordance with the provisions of this Deed of Trust.

(e)           Beneficiary may, at its option, accomplish all or any of the aforesaid in such manner as permitted or required by Section 51.002 of the Texas Property Code relating to the sale of real Property or by Chapter 9 of the Texas Business and Commerce Code relating to the sale of collateral after default by a debtor (as said section and chapter now exist or may be hereinafter amended or succeeded), or by any other present or subsequent articles or enactments relating to same. At such sale:

(i)        whether made under the power herein contained, the aforesaid Section 51.002 of the Texas Property Code, the Texas Business and Commerce Code, any other legal requirement or by virtue of any judicial proceedings or any other legal right, remedy or recourse, it shall not be necessary for Trustee to have physically present, or to have constructive possession of, the Trust Property (Trustor shall deliver to Trustee any portion of the Trust Property not actually or constructively possessed by Trustee immediately upon demand by Trustee), and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if the same had been actually present and delivered to purchaser at such sale;

(ii)        each instrument of conveyance executed by Trustee shall contain a special warranty of title, made on behalf of Trustor;

(iii)       each and every recital contained in any instrument of conveyance made by Trustee shall conclusively establish the truth and accuracy of the matters recited therein, including nonpayment of the Debt, nonperformance of the obligations, advertisement and conduct of such sale in the manner provided herein and otherwise by law and appointment of any successor Trustee hereunder;

(iv)       any and all prerequisites to the validity thereof shall be conclusively presumed to have been performed;

(v)        the receipt by Trustee or by such other party or officer making the sale of the full amount of the purchase money shall be sufficient to discharge the purchaser or purchasers from any further obligation for the payment thereof, and no such purchaser or purchasers, or her or their assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money or be in any way answerable for any loss, misapplication or nonapplication thereof;

(vi)        to the fullest extent permitted by law, Trustor shall be completely and irrevocably divested of all of its right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the property sold, and such sale shall be a perpetual bar, both at law and in equity, against Trustor and against all other persons claiming or to claim the property sold or to any part thereof by, through or under Trustor; and

(vii)       to the extent and under such circumstances as are permitted by law, Beneficiary may be a purchaser at any such sale,

(f)           In the event of a default in the payment of any part of the Debt, Beneficiary shall have the right to proceed with foreclosure of the liens and security interests evidenced hereby without declaring the entire indebtedness due, and in such event any such foreclosure sale may be made subject to the unmatured part of the indebtedness; and any such sale shall not in any manner affect the unmatured part of the indebtedness, but as to such unmatured part, this Deed of Trust shall remain in full force and effect just as though no sale had been made. The proceeds of any such sale shall be applied as provided in Subsection (b) of Section 10 above.

30.           Waiver of Marshalling, Homestead and Other Matters. In addition to the provisions of Section 29 above, the following shall also apply:

(a)           To the full extent Trustor may do so, Trustor, for Trustor and Trustor's heirs, devisees, representatives, successors and assigns, and for any and all persons ever claiming any interest in the Trust Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, presentment and demand of the whole of the secured indebtedness, notice of intention to mature or declare due the whole of the secured indebtedness, notice of intent to accelerate, notice of acceleration, and all rights to a marshalling of the assets of Trustor, including the Trust Property, or to a sale in inverse order of alienation in the event of foreclosure of the liens and security interests hereby created.

(b)           To the extent that Trustor, any partner thereof or any other entity responsible for the payment of the indebtedness is now, or at any ti.me or from ti1ne to time hereafter is, a partnership organized and existing pursuant to the Texas Revised Partnership Act, to the extent permitted by applicable law, Trustor and Beneficiary expressly agree that Beneficiary is not required to comply with Section 3.05(d) of the Texas Revised Partnership Act, as same may be hereafter amended or modified, or any other or further laws, rules or regulations now or hereafter in effect which may limit the rights and remedies of a creditor to pursue partners of a partnership prior to the pursuit of such creditor's rights and remedies against such, partnership. This waiver of Section 3.05(d) of the Texas Revised Partnership Act is not intended to affect the limited liability of the limited partners of Trustor or any non-recourse provisions set forth in the Loan Documents.

31.           Waiver of Notice. Trustor shall not be entitled to any notices of any nature whatsoever from Beneficiary except with respect to matters for which this Deed of Trust or other Loan Documents specifically and expressly provides for the giving of notice by Beneficiary to Trustor and except with respect to matters for which Beneficiary is required by applicable law to give notice, and, to the extent not prohibited by applicable law, Trustor hereby expressly waives the right to receive any notice from Beneficiary with respect to any matter for which this Deed of Trust does not specifically and expressly provide for the giving of notice by Beneficiary to Trustor.

32.           Waiver of Deficiency Statute.

(a)           In the event an interest in any of the Trust Properly is foreclosed upon pursuant to a judicial or nonjudicial foreclosure sale, Trustor agrees that notwithstanding the provisions of Sections 51.003, 51.004, and 51.005 of the Texas Property Code (as the same may be amended from time to time), to the extent permitted by law, Beneficiary shall be entitled to seek a deficiency judgment from Trustor and any other party obligated on the Note equal to the difference between the amount owing on the Note and the amount for which the Trust Property was sold pursuant to judicial or non-judicial foreclosure sale. Trustor expressly recognizes that this paragraph constitutes a waiver of the above-cited provisions of the Texas Property Code which would otherwise permit Trustor and other persons against whom recovery for deficiencies is sought (even absent the initiation of deficiency proceedings against them) to present competent evidence of the fair market value of the Trust Property as of the date of the foreclosure sale and offset against any deficiency the amount by which the foreclosure sale price is determined to be less than such fair market value. Trustor further recognizes and agrees that this waiver creates an irrebuttable presumption that the foreclosure sale price is equal to the fair market value of the Trust Property for purposes of calculating deficiencies owed by Trustor, and others against whom recovery of a deficiency is sought.

(b)           Alternatively, in the event the waiver provided for in sub-paragraph (a) above is determined by a court of competent jurisdiction to be unenforceable, the following shall to the extent permitted by applicable law, be the basis for the finder of fact's determination of the fair market value of the Trust Property as of the date of the foreclosure sale in proceedings governed by Sections 51.003, 51.004 and 51.005 of the Texas Property Code (as amended from time to time:

(i)           the Trust Property shall be valued in an "as is" condition as of the date of the foreclosure sale, without any assumption or expectation that the Trust Properly will be repaired or improved in manner before a resale of the Trust Property after foreclosure;

(ii)           the valuation shall be based upon an assumption that the foreclosure purchaser desires a resale of the Trust Property for cash promptly (but no later than twelve months) following the foreclosure sale;

(iii)           all reasonable closing costs customarily borne by the seller in a commercial real estate transaction should be deducted from the gross fair market value of the Trust Property, including brokerage commissions, title insurance, a survey of the Trust Property, tax prorations, reasonable attorneys' fees and marketing costs;

(iv)           the gross fair market value of the Trust Property shall be further discounted to account for any estimated holding costs associated with maintaining the Trust Property pending sale, including utilities expenses, property management fees, taxes and assessments (to the extent not accounted for above) and other maintenance expenses; and

(v)           any expert opinion testimony given or considered in connection with a determination of the fair market value of the Trust Property must be given by persons having at least five years’ experience in appraising property similar to the Trust Property and who have conducted and prepared a complete written appraisal of the Trust Prope1iy taking into consideration the factors set forth above.

33.           No Partnership. That notwithstanding anything to the contrary contained herein or otherwise (a) the relationship between Trustor and Beneficiary hereunder and otherwise shall be deemed, construed and treated by Trustor and Beneficiary for all purposes to be solely that of debtor/creditor; (b) the various consent, approval and other rights afforded to Beneficiary under this Deed of Trust have been granted and designed solely to protect the value of the Trust Property and to assure Trustor's payment of the Debt and all of such rights are customarily granted lenders in a secured lending transactions; (c) Trustor and Beneficiary hereby expressly disclaim any sharing of liabilities, losses, costs or expenses with respect to the ownership or operation of all or any portion of the. Trust Property, or otherwise; and (d) the terms contained herein are not intended by Trustor and Beneficiary and shall not for any purpose be deemed, construed or treated by Trustor and Beneficiary so as (i) to create a partnership or joint venture between Beneficiary and Trustor or between Beneficiary and any other party, or (ii) to cause Beneficiary to be or become liable in any way for the debts and obligations of Trustor (including any losses attributable Trustor’s operation of the Trust Property) or any other party.

34.           Insurance. Notwithstanding any provision herein or in the Loan Agreement or any other Loan Document to the contrary, pursuant to Section 549.054 of the Texas Insurance Code, Trustor shall not be required to furnish evidence of insurance more than fifteen (15) days prior to the termination date of an existing insurance policy, and pursuant to Section 549.052 of the Texas Insurance Code, Trustor shall not be required to obtain an insurance policy from or through a particular agent, insurer or other person or a particular type of class of agent, insurer or other person.

35.           Indemnity. IT IS THE EXPRESS INTENTION OF TRUSTOR AND TRUSTOR HEREBY AGREES THAT THE INDEMNITIES SET FORTH IN THIS DEED OF TRUST AND THE OTHER LOAN DOCUMENTS WILL APPLY TO AND FULLY PROTECT EACH INDEMNIFIED PARTY EVEN THOUGH ANY CLAIMS, DEMANDS, LIABILITIES, LOSSES, DAMAGES, CAUSES OF ACTION, JUDGMENTS, PENALTIES, COSTS AND EXPENSES (INCLUDING WITHOUT LIMITATION REASONABLE ATTORNEYS’ FEES) TIIEN THE SUBJECT OF INDEMNIFICATION MAY HAVE BEEN CAUSED BY, ARISE OUT OF, OR ARE OTHERWISE ATTRIBUTABLE TO, DIRECTLY OR INDIRECTLY, THE NEGLIGENCE IN WHOLE OR IN PART OF SUCH INDEMNIFIED PARTY AND/OR ANY OTHER PARTY; PROVIDED, HOWEVER, THAT TRUSTOR SHALL NOT HAVE ANY OBLIGATION TO INDEMNIFY BENEFICIARY TO THE EXTENT THAT IT IS FINALLY JUDICIALLY DETERMINED THAT THE SUBJECT OF INDEMNIFICATION AROSE FROM THE GROSS NEGLIGENCE, ILLEGAL ACTS, FRAUD OR WILLFUL MISCONDUCT OF BENEFICIARY.

36.           Incorporation by Reference. The terms, covenants and provisions of the Note and the other Loan Documents have been incorporated into this Deed of Trust by this reference. All persons from time to time having an interest in all or any portion of the Trust Property are hereby placed on notice of all of the terms, covenants and provisions of the instruments incorporated herein and that copies of same may be obtained by those having an appropriate interest in the Trust Property or any portion thereof upon written request to Beneficiary at the address herein. Any such request shall include the name and address of the requesting party and also contain a brief explanation of the nature and reason for such request.

37.           Jury Trial and DTPA Waiver. TO THE EXTENT PERMIITED BY APPLICABLE LAW, TRUSTOR HEREBY ABSOLUTELY AND IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY AND THE RIGHT TO CLAIM OR RECEIVE CONSEQUENTIAL OR PUNITIVE DAMAGES 1N ANY LITIGATION, ACTION, CLA1M, SUIT OR PROCEEDING, AT LAW OR IN EQUITY, ARISING OUT OF, PERTAIN.WO TO OR 1N ANY WAY ASSOCIATED WITH THE INDEBTEDNESS, THE RELATIONSHIP OF THE PARTIES HERETO AS LENDER AND TRUSTOR, THE NOTE, THIS DEED OF TRUST, THE OTHER LOAN DOCUMENTS, THE PREMISES OR THE ACTIONS OF TRUSTOR AND/OR BENEFICIARY IN CONNECTION WITH ANY OF THE FOREGOING. FURTHER, TRUSTOR REPRESENTS AND ACKNOWLEDGES THAT TRUSTOR IS A "BUSINESS CONSUMER" FOR PURPOSES OF THE TEXAS DECEPTIVE TRADE PRACTICES CONSUMER PROTECTION ACT, AS FROM TIME TO TIME AMENDED (THE "ACT"), THAT TRUSTOR HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE TRUSTOR TO EVALUATE THE MERITS AND RISKS OF CREDIT TRANSACTIONS GENERALLY AND OF THE TRANSACTIONS CONTEMPLATED BY THE NOTE AND THE OTHER LOAN DOCUMENTS, THAT TRUSTOR IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION WITH RESPECT TO BENEFICIARY AND SUCH TRANSACTIONS, THAT TRUSTOR HAS BEEN REPRESENTED BY COUNSEL OF ITS SELECTION IN CONNECTION WITH THE NOTE AND SUCH TRANSACTIONS AND THAT TRUSTOR HEREBY WAIVES THE APPLICABILITY OF THE PROVISIONS OF THE ACT WITH RESPECT TO THE NOTE AND SUCH TRANSACTIONS.

38.           Section 26.02 Notice. IN ACCORDANCE WI1H SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, THIS DEED OF TRUST AND THE OTHER DOCUMENTS EVIDENCING, SECURING OR PERTAINJNG TO ALL OR ANY PORTION OF THE LOAN REPRESENT THE FINAL AGREEMENT BETWEEN TRUSTOR AND BENEFICIARY AS TO THE SUBJECT MATIER THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PARTIES. THE PROVISIONS HEREOF AND THE OTHER LOAN DOCUMENTS MAY BE AMENDED OR WAIVED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY TRUSTOR AND BENEFICIARY.

39.           Interest Rate. Notwithstanding anything to the contrary in the Note, to the extent that a court of competent jurisdiction rules that Texas law applies to the maximum rate of interest payable with respect to the Loan (notwithstanding the choice of law provisions set forth in the Loan Agreement and in the other Loan Documents), then the Interest Rate will be the lesser of (i) the maximum rate permitted by applicable law, or (ii) the Interest Rate.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, Trustor has executed this instrument as of the day and year first above written.

TRUSTOR:

GK PREFERRED INCOME II (RIDGMAR)
SPE, LLC, a Delaware limited liability company

By:         GK Development, Inc., its Manager

By: ___/s/ Garo Kholamian_________
Name: Garo Kholamian
Title: President

1551 KINGSBURY PARTNERS SPE, LLC, a
Delaware limited liability company

By:         GK Development, Inc., its Manager

By: ___/s/ Garo Kholamian__________
Name: Garo Kholamian
Title: President

ACKNOWLEDGMENT

STATE OF _Illinois________
)
                              ) ss
COUNTY OF __Cook_______
)

This instrument was acknowledged before me on August 16, 2021, by Garo Kholamian, the President of GK Development, Inc., an Illinois corporation, the Manager of GK Preferred Income II (Ridgmar) SPE, LLC, a Delaware limited liability company and 1551 Kingsbury Partners SPE, LLC, a Delaware limited liability company.

___________Ryan Daly________________
                                                                                                             Notary Public
[NOTARY SEAL]

My commission expires:

       August 28, 2024

EXHIBIT A

Legal Description

PARCEL 1

BEING A 33.647 ACRE TRACT OF LAND, OUT OF THE REVISED PLAT OF RIDGMAR MALL AN ADDITION TO THE CITY OF FORT WORTH, TEXAS, AS RECORDED IN PLAT VOLUME 386/107, PAGE 74, COUNTY RECORDS, TARRANT COUNTY, TEXAS, AND BEING A PORTION OF THAT TRACT OF LAND DESCRIBED IN A DEED TO J.C. PENNEY COMPANY, INC. AS RECORDED IN VOI.UME 4737, PAGE 723 OF SAID COUNTY RECORDS, AND BEING LOCATED IN THE J. F. ELLIOT SURVEY, ABSTRACT N0.494, THE JOHN COLLETT SURVEY, ABSTRACT NO. 262, THE PETERSON PATE SURVEY, ABSTRACT NO. 202, AND THE J. D. FARMER SURVEY, ABSTRACT NO. 1970, TARRANT COUNTY, TEXAS, SAID TRACT BEING DESCRIBED AS FOLLOWS:

BEGINNING AT A FOUND X-CUT AT A NORTHEASTERLY ANGLE POINT OF TRACT IR, SAID PLAT BEING AT THE MOST NORTHERLY END OF A CORNER CLIP AT THE INTERSECTION OF THE WESTERLY RIGHT-OF-WAY LINE OF GREEN OAKS ROAD (A 80 FOOT RIGHT-OF-WAY) AND THE NORTHERLY RIGHT-OF-WAY LINE OF GENOA ROAD (A 60 FOOT RIGHT-OF-WAY), BEING ON THE WESTERLY LINE OF THAT TRACT OF LAND DESCRIBED BY DEED TO THE CITY OF FORT WORTH AS RECORDED IN VOLUME 5020, PAGE 570, SAID COUNTY RECORDS, SAME BEING THE BEGINNING OF A NON-TANGENT CURVE TO THE LEFT;

THENCE ALONG SAID RIGHT-OF-WAY LINE AND SAID NON-TANGENT CURVE TO THE LEFT, AN ARC DISTANCE OF 62.26 FEET, THROUGH A CENTRAL ANGLE OF 04°14'52", HAVING A RADIUS OF 840.00 FEET, THE LONG CHORD OF WHICH BEARS SOUTH 03°20'42" WEST, A DISTANCE OF 62.26 FEET TO A POINT;

THENCE NORTH 44°43'31"WEST, A DISTANCE OF 14.43 FEET TO A POINT;

THENCE SOUTH 90°00"00" WEST, A DISTANCE OF 93.14 FEET TO A POINT, SAME BEING THE BEGINNING OF A CURVE TO THE LEFT;

THENCE ALONG SAID CURVE TO THE LEFT, AN ARC DISTANCE OF 107.49 FEET, THROUGH A CENTRAL ANGLE OF 24°38'08", HAVING A RADIUS OF 250,00 FEET, THE LONG CHORD OF WHICH BEARS SOUTH 77°40'66" WEST, A DISTANCE OF 106.67 FEET TO THE END OF SAID CURVE;

THENCE SOUTH 65°21'52" WEST, A DISTANCE OF 12.22 FEET TO A POINT;

THENCE SOUTH 21°56'03 WEST, A DISTANCE OF 27.50 FEET TO FOUND P.K. NAIL;

THENCE SOUTH 21°29'47'' EAST, A DISTANCE OF 174.95 FEET TO A POINT, SAME BEING THE BEGINNING OF A CURVE TO THE RIGHT;

THENCE ALONG SAID CURVE TO THE RIGHT, AN ARC DISTANCE OF 159.09 FEET, THROUGH A CENTRAL ANGLE OF 21°29'47", HAVING A RADIUS OF 424.04 FEET, THE LONG CHORD OF WHICH BEARS SOUTH 10°44'53" EAST, A DISTANCE OF 158.16 FEET TO A FOUND P.K. NAIL AT THE END OF SAID CURVE, SAME BEING THE BEGINNING OF A COMPOUND CURVE TO THE RIGHT;

THENCE ALONG SAID COMPOUND CURVE TO THE RIGHT, AN ARC DISTANCE OF 191.95 FEET, THROUGH A CENTRAL ANGLE OF 09°00'00", HAVING A RADIUS OF 1222.00 FEET, THE LONG CHORP OF WHICH BEARS SOUTH 04 30'00" WEST, A DISTANCE OF 191.75 FEET TO THE END OF SAID CURVE;

THENCE SOUTH 09°00'00" WEST, A DISTANCE OF 20.61 FEET TO A FOUND HILTI NAIL; THENCE SOUTH 90°00"00" WEST, A DISTANCE OF 44.55 FEET TO A POINT;

THENCE NORTH 09°00'00" EAST, A DISTANCE OF 27.58 FEET TO A FOUND P.K. NAIL, SAME BEING THE BEGINNING OF A CURVE TO THE LEFT;

THENCE ALONG SAID CURVE TO THE LEFT, AN ARC DISTANCE OF 185.04 FEET, THROUGH A CENTRAL ANGLE OF 09°00'00", HAVING A RADIUS OF 1178.00 FEET, THE LONG CHORD OF WHICH BEARS NORTH 04°30'00" EAST, A DISTANCE OF 184.85 FEET, TO THE ENO OF SAID CURVE, SAME BEING THE BEGINNING OF A COMPOUND CURVE TO THE LEFT;

THENCE ALONG SAID COMPOUND CURVE TO THE LEFT, AN ARC DISTANCE OF 142.58 FEET, THROUGH A CENTRAL ANGLE OF 21°29'47", HAVING A RADIUS OF 380.04 FEET, THE LONG CHORD OF WHICH BEARS NORTH 10°44'63" WEST, A DISTANCE OF 141.75 FEET TO A FOUND P.K. NAIL;

THENCE NORTH 21°29'47" WEST, A DISTANCE OF 196.75 FEET TO THE BEGINNING OF A CURVE TO THE LEFT;

THENCE ALONG SAID CURVE TO THE LEFT, AN ARC DISTANCE OF 365.30 FEET, THROUGH A CENTRAL ANGLE OF 68°30'13", HAVING A RADIUS OF 305.53 FEET, THE LONG CHORD OF WHICH BEARS NORTH 55°44'54" WEST, A DISTANCE OF 343.92 FEET TO THE END OF SAID CURVE;

THENCE SOUTH 90°00'00" WEST, A DISTANCE OF 786.63 FEET TO THE BEGINNING OF A CURVE TO THE LEFT;

THENCE ALONG SAID CURVE TO THE LEFT, AN ARC DISTANCE OF 264.69 FEET, THROUGH A CENTRAL ANGLE OF 74°00'42", HAVING A RADIUS OF 204.91 FEET, THE LONG CHORD OF WHICH BEARS SOUTH 52"59'20" WEST, A DISTANCE OF 246.65 FEET TO A FOUND HILTI NAIL AT THE END OF SAID CURVE, SAME BEING THE BEGINNING OF A COMPOUND CURVE TO THE LEFT;

THENCE ALONG SAID COMPOUND CURVE TO THE LEFT, AN ARC DISTANCE OF 68.32 FEET, THROUGH A CENTRAL ANGLE OF 01°51'00", HAVING A RADIUS OF 2116.00 FEET, THE LONG CHORD OF WHICH BEARS SOUTH 16°03'42" WEST, A DISTANCE OF 68.32 FEET TO THE END OF SAID CURVE;.

THENCE SOUTH 50°00'00" EAST, A DISTANCE OF 588.81 FEET TO A FOUND P.K. NAIL;

THENCE SOUTH 90°00'00" EAST, A DISTANCE OF 393.42 FEET TO A POINT;

THENCE SOUTH 00°00'00 WEST, A DISTANCE OF 103.00 FEET TO A POINT;

THENCE SOUTH 90°00'00" WEST, A DISTANCE OF 59.71 FEET TO A POINT;

THENCE SOUTH OO"OO'OO"WEST, A DISTANCE OF 19.67 FEET TO A POINT;

THENCE SOUTH 90°00'00" WEST, A DISTANCE OF 46.00 FEET TO A POINT;

THENCE SOUTH 00°00'00" WEST, A DISTANCE OF 236.00 FEET TO A POINT;

THENCE SOUTH 90"00'00" EAST, A DISTANCE OF 76.00 FEET TO A POINT;

THENCE SOUTH 00°00'00" WEST, A DISTANCE OF 20.33 FEET TO A POINT;

THENCE SOUTH 90°00'00" EAST, A DISTANCE OF 276.0 FEET TO A POINT;

THENCE SOUTH 50°00'00" EAST, 503.33 FEET TO A POINT, SAME BEING THE BEGINNING OF A NON-TANGENT CURVE TO THE LEFT;

THENCE ALONG SAID CURVE TO THE LEFT, AN ARC DISTANCE OF 90.05 FEET, THROUGH A CENTRAL ANGLE OF 07°56'14", HAVING A RADIUS OF 650.00 FEET, THE LONG CHORD OF WHICH BEARS NORTH 07°11'01" EAST, A DISTANCE OF 89.97 FEET TO A POINT, SAME BEING THE BEGINNING OF A COMPOUND CURVE TO THE LEFT;

THENCE ALONG SAID COMPOUND CURVE TO THE LEFT, AN ARC DISTANCE OF 114.30 FEET, THROUGH A CENTRAL ANGLE OF 65°29'28", HAVING A RADIUS OF 100.00 FEET, THE LONG QHORD OF WHICH BEARS NORTH 29°31'50'.' WEST, A DISTANCE OF 108.18 FEET TO A POINT, SAME BEING THE BEGINNING OF A REVERSE CURVE TO THE RIGHT;

THENCE ALONG SAID REVERSE CURVE TO THE RIGHT, AN ARC DISTANCE OF 21.05 FEET, THROUGH A CENTRAL ANGLE OF 04"56'34", HAVING A RADIUS OF 244.00 FEET, THE LONG CHORD OF WHICH BEARS NORTH 59"48'17" WEST, A DISTANCE OF 21.04 FEET TO A POINT, SAME BEING THE BEGINNING OF A COMPOUND CURVE TO THE RIGHT;

THENCE ALONG SAID COMPOUND CURVE TO THE RIGHT, AN ARC DISTANCE OF 129.52 FEET, THROUGH A CENTRAL ANGLE OF 51"32'00", HAVING A RADIUS OF 144.00 FEET, THE LONG CHORD OF WHICH BEARS NORTH 31°34'00" WEST, A DISTANCE OF 125.20 FEET TO A POINT, SAME BEING THE BEGINNING OF A COMPOUND CURVE TO THE RIGHT;

THENCE ALONG SAID COMPOUND CURVE TO THE RIGHT, AN ARC DISTANCE OF 212.33 FEET, THROUGH A CENTRAL ANGLE OF 14°48'00", HAVING A RADIUS OF 822.00 FEET, THE LONG CHORD OF WHICH BEARS NORTH 01"36'00" EAST, A DISTANCE OF 211.74 FEET TO A POINT;

THENCE NORTH 09°00'00" EAST, A DISTANCE OF 5.79 FEET TO A POINT;

THENCE SOUTH 90°00'00" EAST, A DISTANCE OF 44.55 FEET TO A FOUND P.K. NAIL;

THENCE SOUTH 09°00'00" WEST, A DISTANCE OF 12.76 FEET TO THE BEGINNING OF A CURVE TO THE LEFT;

THENCE ALONG SAID CURVE TO THE LEFT, AN ARC DISTANCE OF 200.96 FEET, "THROUGH A CENTRAL ANGLE OF 14"48'00", HAVING A RADIUS OF 778.00 FEET, THE LONG CHORD OF WHICH BEARS SOUTH 01°36'00" WEST, A DISTANCE OF 200.41 FEET TO THE END OF SAID CURVE, SAME BEING THE BEGINNING OF A COMPOUND CURVE;

THENCE ALONG SAID COMPOUND CURVE TO THE LEFT, AN ARC DISTANCE OF 89.94 FEET, THROUGH A CENTRAL ANGLE OF 51°32'00", HAVING A RADIUS OF 100.00 FEET, THE LONG CHORD OF WHICH BEARS SOUTH 31°34'00" EAST, A DISTANCE OF 86.94 FEET TO A FOUND HILT! NAIL, SAME BEING THE BEGINNING OF A COMPOUND CURVE TO THE LEFT;

THENCE ALONG SAID COMPOUND CURVE TO THE LEFT, AN ARC DISTANCE OF 121.40 FEET, THROUGH A CENTRAL ANGLE OF 34°46'39", HAVING A RADIUS OF 200.00 FEET, THE LONG CHORD OF WHICH BEARS SOUTH 74°43'20" EAST, A DISTANCE OF 119.54 FEET TO THE END OF SAID CURVE;

THENCE NORTH 87°53'21" EAST, A DISTANCE OF 31.48 FEET TO POINT;

THENCE NORTH 42°53'21" EAST, A DISTANCE OF 14.14 FEET TO A POINT ON SAID WEST RIGHTOF-WAY LINE OF GREEN OAKS ROAD;

THENCE SOUTH 02°06'39" EAST, A DISTANCE OF 64.00 FEET ALONG SAID RIGHT-OF-WAY LINE TOA POINT;

THENCE NORTH 47°06'39"WEST, A DISTANCE OF 14.14 FEET DEPARTING SAID RIGHT-OF-WAY LINE TO POINT;

THENCE SOUTH 87°53'21" WEST, A DISTANCE OF 36.08 FEET TO A POINT; THENCE SOUTH 44°30'30" WEST, A DISTANCE OF 27.47 FEET TO A POINT;

THENCE SOUTH 01°01'38" WEST, A DISTANCE OF 22.51 FEET TO A POINT, SAME BEING THE BEGINNING OF A CURVE TO THE RIGHT;

THENCE ALONG SAID CURVE TO THE RIGHT, AN ARC DISTANCE OF 318.89 FEET, THROUGH A CENTRAL.AMGLE OF 26°19'39", HAVING A RADIUS OF 694.00 FEET, THE LONG CHORD OF WHICH BEARS SOUTH 14°11'28" WEST, A DISTANCE OF 316.10 FEET TO A FOUND X-CUT;

THENCE SOUTH 27°21'17" WEST, A DISTANCE OF 57.90 FEET TO A FOUND X-CUT, SAME BEING THE BEGINNING OF A CURVE TO THE LEFT;

THENCE ALONG SAID CURVE TO THE LEFT, AN ARC DISTANCE OF 269.22 FEET, THROUGH A CENTRAL ANGLE OF 25°27'15 HAVING A RADIUS OF 606.00 FEET, THE LONG CHORD OF WHICH BEARS SOUTH 14°37'40" WEST, A DISTANCE OF 267.01 FEET TO A FOUND X-CUT AT THE END OF SAID CURVE;

THENCE SOUTH 01"54'02" WEST, A DISTANCE OF 93.37 FEET TO A FOUND P.K NAIL;

THENCE SOUTH 43°03'49" EAST, A DISTANCE OF 28.27 FEET TO A FOUND X-CUT;

THENCE SOUTH 88°01'40" EAST, A DISTANCE OF 25.63 FEET TO A FOUND X-CUT, SAME BEING THE BEGINNING OF A CURVE TO THE RIGHT;

THENCE ALONG SAID CURVE TO THE RIGHT, AN ARC DISTANCE OF 137.55 FEET, THROUGH A CENTRAL ANGLE OF 09°35'15 HAVING A RADIUS OF 822.00 FEET, THE LONG CHORD OF WHICH BEARS SOUTH 83°17'02" EAST, A DISTANCE OF 137.39 FEET TO A FOUNDX-CUT;

THENCE NORTH 53°40'09" EAST, A DISTANCE OF 16.16 FEET TO A FOUND 1/2 INCH IRON ROD ON SAID WEST RIGHT-OF-WAY LINE OF GREEN .OAKS ROAD;

THENCE SOUTH 05°50'00" WEST, A DISTANCE OF 64.21 FEET ALONG SAID RIGHT-OF-WAY LINE TO A POINT;

THENCE NORTH 36°07'26" WEST, A DISTANCE OF 11.67 FEET DEPARTING SAID RIGHT-OF-WAY LINE TO A POINT, SAME BEING IN A NON-TANGENT CURVE TO THE LEFT;

THENCE ALONG SAID NON-TANGENT CURVE TO THE LEFT, AN ARC DISTANCE OF 138.76 FEET, THROUGH A CENTRAL ANGLE OF 10°13'09", HAVING A RADIUS OF 778,0.0 FEET, THE LONG CHORD OF WHICH BEARS NORTH 82°58'05" WEST, A DISTANCE OF 138.58 FEET TO THE END OF SAID CURVE;

THENCE NORTH 88°01'40" WEST, A DISTANCE OF 25.56 FEET TO A POINT; THENCE SOUTH 46°56.'11" WEST, A DISTANCE OF 28.30 FEET TO A POINT;

THENCE SOUTH 01°54'02" WEST, A DISTANCE OF 32.67 FEET TO A FOUND X-CUT, SAME BEING

THE BEGINNING OF A CURVE TO THE RIGHT;

THENCE ALONG SAID CURVE TO THE RIGHT, AN ARC DISTANCE OF 528.94 FEET, THROUGH A CENTRAL ANGLE OF 88°05'58", HAVING A RADIUS OF 344.00 FEET, THE LONG CHORD OF WHICH BEARS SOUTH 45°57'01" WEST, A DISTANCE OF 478.36 FEET TO A FOUND Y-CUT;

THENCE SOUTH 90°00'00"WEST, A DISTANCE OF 382.17 FEET TO A FQUND X-CUT;

THENCE SOUTH 43°31'22" WEST, A DISTANCE OF 29.00 FEET TO A FOUND X-CUT, SAME BEING THE BEGINNING OF A NON-TANGENT CURVE TO THE LEFT;

THENCE ALONG SAID NON-TANGENT CURVE TO THE LEFT, AN ARC DISTANCE OF 344.44 FEET, THROUGH A CENTRAL ANGLE OF 70°59'22", HAVING A RADIUS OF 278.00 FEET, THE LONG CHORD OF WHICH BEARS SOUTH 38°26'57" EAST, A DISTANCE OF.322.83 FEET TO A FOUND Y-CUT;

THENCE SOUTH 73°56'40" EAST A DISTANCE OF 157.72 FEET TO A FOUND X-CUT, SAME BEING THE BEGINNING OF A CURVE TO THE LEFT;

THENCE ALONG SAID CURVE TO THE LEFT, AN ARC DISTANCE OF 91.27 FEET, THROUGH A CENTRAL ANGLE OF 06°43'20", HAVING A RADIUS OF 77B.OO FEET, THE LONG CHORD OF WHICH BEARS SOUTH 77°18'27"' EAST, A DISTANCE OF 91.22 FEET TO A FOUND X-CUT AT THE END OF SAID CURVE;

THENCE SOUTH 80°40'00" EAST, A DISTANCE OF 423.67 FEET TO A FOUND X-CUT;

THENCE SOUTH 09°20'00" WEST, A DISTANCE OF 64.00 FEET TO A 5/8 INCH IRON ROD ON THE NORTH RIGHT-OF-WAY LINE OF INTERSTATE HIGHWAY 30, SAID IRON ROD BEING THE MOST SOUTHERLY SOUTHEAST CORNER OF SAID TRACT IR;

THENCE NORTH 80°40'00" WEST, A DISTANCE OF 474.20 FEET ALONG SAID NORTH RIGHT-OFWAY LINE TO A FOUND TEXAS HIGHWAY DEPARTMENT CONCRETE MONUMENT;

THENCE NORTH 73°55'00" WEST, A DISTANCE OF 204.88 FEET CONTINUING ALONG SAID NORTH RIGHT-OF-WAY LINE TO A FOUND 5/8 INCH IRON ROD;

THENCE NORTH 16°03'28" EAST, A DISTANCE OF 10.11 FEET TO A POINT, SAME BEING THE BEGINNING OF A NON-TANGENT CURVE TO THE RIGHT;

THENCE ALONG SAID CURVE TO THE RIGHT, AN ARC DISTANCE OF 403.04 FEET, THROUGH A CENTRAL ANGLE OF 71°42'55", HAVING A RADIUS OF 322.00 FEET, THE LONG CHORD OF WHICH BEARS NORTH 38°05'10" WEST, A DISTANCE OF 377.24 FEET TO A FOUND Y-CUT;

THENCE NORTH 46°06'51" WEST, A DISTANCE OF 27.73 FEET TO A FOUND Y-CUT;

THENCE SOUTH 90° 00’ 00", A DISTANCE OF 75.25 FEET TO A POINT, SAME BEING THE BEGINNING OF A CURVE TO THE RIGHT;

THENCE ALONG SAID CURVE TO THE RIGHT, AN ARC DISTANCE OF 210.53 FEET, THROUGH A CENTRAL·ANGLE OF'30°36'54", HAVING A RADIUS OF 394.00 FEET, THE LONG CHORD OF WHICH BEARS NORTH 74°41'33" WEST, A DISTANCE OF 208.03 FEET TO A FOUND Y-CUT;

THENCE SOUTH 30°36'54" WEST, A DISTANCE OF 77.97 FEET TO A POINT, THE BEGINNING OF A NON-TANGENT CURVE TO THE RIGHT;

THENCE ALONG SAID NON-TANGENT CURVE TO THE RIGHT, AN ARC DISTANCE OF 125.87 FEET, THROUGH A CENTRAL ANGLE OF 09"09'06", HAVING A RADIUS OF 788.00 FEET, THE LONG CHORD OF WHICH BEARS NORTH 45°12'12"WEST, A DISTANCE OF 125.74 FEET TO THE END OF SAID CURVE;

THENCE NORTH 40°37'45"WEST, A DISTANCE OF 84.10 FEET TO A FOUND 5/8 INCH IRON ROD WITH PLASTIC CAP STAMPED "CARTER & BURGESS";

THENCE NORTH 49°22'5” EAST, A DISTANCE OF 3.00 FEET TO A FOUND 5/8 INCH IRON ROD, SAME BEING THE BEGINNING OF A NON TANGENT CURVE TO THE RIGHT;

THENCE ALONG SAID NON-TANGENT CURVE TO THE RIGHT, AN ARC DISTANCE OF 145.88 FEET, THROUGH A CENTRAL ANGLE OF 10°38'52", HAVING A RADIUS OF 785.00 FEET, THE LONG CHORD OF WHICH BEARS NORTH 35°18'19" WEST, A DISTANCE OF 145.67 FEET TO FOUND 5/8 INCH IRON ROD;

THENCE NORTH 29°58'53" WEST, A DISTANCE OF 69.89 FEET TO FOUND 5/8 INCH IRON ROD, SAME BEING THE BEGINNING OF A CURVE TO THE RIGHT;

THENCE ALONG SAID CURVE TO THE RIGHT, AN ARC DISTANCE OF 261.99 FEET, THROUGH A CENTRAL ANGLE OF 19°07'21", HAVING A RADIUS OF 785.00 FEET, THE LONG CHORD OF WHICH BEARS NORTH 20°25'13" WEST, A DISTANCE OF 260.78 FEET TO FOUND 5/B INCH IRON ROD;

THENCE SOUTH 90°00'00" EAST, A DISTANCE OF 198.17 FEET TO A FOUND P.K. NAIL;

THENCE NORTH 00°00'00" EAST, A DISTANCE OF 279.22 FEET TO A POINT, SAID SAME BEING THE BEGINNING OF A CURVE TO THE LEFT;

THENCE ALONG SAID CURVE TO THE LEFT, AN ARC DISTANCE OF 68.12 FEET, THROUGH A CENTRAL ANGLE OF 21°55'34", HAVING A RADIUS OF 178.00 FEET, THE LONG CHORD OF WHICH BEARS NORTH 10°57'47" WEST, A DISTANCE OF 67.70 FEET TO THE END OF SAID CURVE;

THENCE NORTH 60°00'00" EAST, A DISTANCE OF 44.35 FEET TO A FOUND P.K. NAIL, SAME BEING THE BEGINNING OF A NON-TANGENT CURVE TO THE RIGHT;

THENCE ALONG SAID NON-TANGENT CURVE TO THE RIGHT, AN ARC DISTANCE OF 91.19 FEET, THROUGH A CENTRAL ANGLE OF 23°32'03", HAVING A RADIUS OF 222.00 FEET, THE LONG CHORD OF WHICH BEARS SOUTH 11°46'01" EAST, A DISTANCE OF 90.55 FEET TO THE END OF SAID CURVE;

THENCE SOUTH 00°00'00" EAST, A DISTANCE OF 80.01 FEET TO A POINT; THENCE NORTH 52°44'00" EAST, A DISTANCE OF 495.08 FEET TO A POINT;

THENCE NORTH 00°00'00" EAST, A DISTANCE OF 533.31 FEET TO A FOUND Y CUT;

THENCE NORTH 50"00'00" WEST, A DISTANCE OF 694.08 FEET TO A POINT, SAME BEING THE BEGINNING OF A NON-TANGENT CURVE TO THE LEFT;

THENCE ALONG SAID NON-TANGENT CURVE TO THE LEFT, AN ARC DISTANCE OF 74.48 FEET, THROUGH A CENTRAL ANGLE OF 02°01'00", HAVING A RADIUS OF2116.00 FEET, THE LONG CHORD OF WHICH BEARS SOUTH 10°51'15" WEST, A DISTANCE OF 74.48 FEET, TO THE END OF SAID CURVE, SAME BEING THE BEGINNING OF A COMPOUND CURVE TO THE LEFT;

THENCE ALONG SAID COMPOUND CURVE TO THE LEFT, AN ARC DISTANCE OF 82.47 FEET, THROUGH A CENTRAL ANGLE OF 04"47'23", HAVING A RADIUS OF 986.51 FEET, THE LONG CHORD OF WHICH BEARS SOUTH 07°26'51" WEST, A DISTANCE OF 82.45 FEET TO THE END OF SAID CURVE;

THENCE SOUTH 05°03'09" WEST, A DISTANCE OF 245.51 FEET TO A FOUND X-CUT, SAME BEING THE BEGINNING OF A CURVE TO THE LEFT;

THENCE ALONG SAID CURVE TO THE LEFT, AN ARC DISTANCE OF 67.67 FEET, THROUGH A CENTRAL ANGLE OF 04°50'47", HAVING A RADIUS OF 800.00 FEET, THE LONG CHORD OF WHICH BEARS SOUTH 02°37'45" WEST, A DISTANCE OF 67.65 FEET TO A FOUND P.K. NAIL;

THENCE SOUTH 0°12'22" WEST, A DISTANCE OF 377.40 FEET TO A FOUND P.K. NAIL, SAME BEING THE BEGINNING OF A CURVE TO THE LEFT;

THENCE ALONG SAID CURVE TO THE LEFT, AN ARC DISTANCE OF 140.44 FEET, THROUGH A CENTRAL ANGLE OF 45°12'22", HAVING A RADIUS OF 178.00 FEET, THE LONG CHORD OF WHICH BEARS SOUTH 22°23'49" EAST, A DISTANCE OF 136.83 FEET TO FOUND P.K. NAIL;

THENCE SOUTH 45°00'00", EAST, A DISTANCE OF 100.89 FEET TO A FOUND P.K. NAIL, SAME BEING THE BEGINNING OF A CURVE TO THE RIGHT;

THENCE ALONG SAID CURVE TO THE RIGHT, AN ARC DISTANCE OF 33.07 FEET, THROUGH A CENTRAL ANGLE OF 08°32'02", HAVING A RADIUS OF 222.00 FEET, THE LONG CHORD OF WHICH BEARS SOUTH 40°43'59" EAST, A DISTANCE OF 33,04 FEET TO FOUND P.K. NAIL;

THENCE SOUTH 60°00'00" WEST, A DISTANCE OF 44.35 FEET TO A FOUND P.K. NAIL, SAME BEING THE BEGINNING OF A NON-TANGENT CURVE TO THE LEFT;

THENCE ALONG SAID CURVE TO THE LEFT, AN ARC DISTANCE OF 21.52 FEET, THROUGH A CENTRAL ANGLE OF 06°55'34", HAVING A RADIUS OF 178.00 FEET, THE LONG CHORD OF WHICH BEARS NORTH 41°32'13" WEST, A DISTANCE OF 21.50 FEET TO A FOUND P.K. NAIL;

THENCE NORTH 45°00'00"WEST, A DISTANCE OF 100.89 FEET TO THE BEGINNING OF A CURVE TO THE RIGHT;

THENCE ALONG SAID CURVE TO THE RIGHT, AN ARC DISTANCE OF 51.83 FEET, THROUGH A CENTRAL ANGLE OF. 13°22'38", HAVING A RADIUS OF 222.00 FEET, THE LONG CHORD OF WHICH BEARS NORTH 38°18'41" WEST, A DISTANCE OF 51.71 FEET TO A FOUND X-CUT;

THENCE SOUTH 90°00'00" WEST, A DISTANCE OF 35.50 FEET TO A FOUND 5/8 INCH IRON ROD WITH PLASTIC CAP STAMPED "CARTER & BURGESS";

THENCE NORTH 00°11'00", EAST, A DISTANCE OF 219.80 FEET TO A POINT; THENCE SOUTH 89°56'41" EAST, A DISTANCE OF 2.21 FEET TO A POINT;

THENCE NORTH 00°12'22" EAST, A DISTANCE OF 274.69 FEET TO THE BEGINNING OF A CURVE TO THE RIGHT;

THENCE ALONG SAID CURVE TO THE RIGHT, AN ARC DISTANCE OF 71.39 FEET, THROUGH A CENTRAL ANGLE OF 04°50'47", HAVING A RADIUS OF 844,00 FEET, THE LONG CHORD OF WHICH BEARS NORTH 02°37'45" EAST, A DISTANCE OF 71.37 FEET TO THE END OF SAID CURVE;

THENCE NORTH 05°03'09" EAST, A DISTANCE OF 245.51 FEET TO THE BEGINNING OF A CURVE TO THE RIGHT;

THENCE ALONG SAID CURVE TO THE RIGHT, AN ARC D1STANCE OF 86.15 FEET, THROUGH A CENTRAL ANGLE OF 04°47'23,” HAVING A RADIUS OF 1030.51 FEET, THE LONG CHORD OF WHICH BEARS NORTH 07°26'51" EAST, A DISTANCE OF 86.12 FEET TO THE END OF SAID CURVE, SAME BEING THE BEGINNING OF A COMPOUND CURVE TO THE RIGHT;

THENCE ALONG SAID COMPOUND CURVE TO THE RIGHT, AN ARC DISTANCE OF 231.69 FEET, THROUGH A CENTRAL ANGLE OF 06°08'45", HAVING A RADIUS OF 2160.00 FEET, THE LONG CHORD OF WHICH BEARS NORTH 12°54'49" EAST, A DISTANCE OF 231.59 FEET TO THE END OF SAID CURVE, SAME BEING THE BEGINNING OF A COMPOUND CURVE TO THE RIGHT;

THENCE ALONG SAID COMPOUND CURVE TO THE RIGHT, AN ARC DISTANCE OF 321.53 FEE;T, THROUGH A CENTRAL ANGLE OF 74°00'42", HAVING A RADIUS OF 248.91 FEET, THE LONG. CHORD OF WHICH BEARS NORTH 52°59'23" EAST, A DISTANCE OF 299.62 FEET TO THE END OF SAID CURVE;

THENCE SOUTH 90°00'00" EAST A DISTANCE OF 786.63 FEET TO A FOUND X-CUT, SAME BEING THE BEGINNING OF A CURVE TO THE RIGHT;

THENCE ALONG SAID CURVE TO THE RIGHT, AN ARC DISTANCE OF 358.94 FEET, THROUGH A CENTRAL ANGLE OF 58°50'18", HAVING A RADIUS OF 349.53 FEET, THE LONG CHORD OF WHICH BEARS SOUTH 60°34'51" EAST, 343.37 FEET TO A FOUND P.K. NAIL AT THE END OF SAID CURVE;

THENCE SOUTH 72°53'55" EAST, A DISTANCE OF 26.63 FEET TO A FOUND 1/2 IRON ROD;

THENCE NORTH 65°21'52" EAST, A DISTANCE OF 12.87 FEET TO A FOUND 5/8 INCH IRON ROD, SAME BEING·THE BEGINNING OF A CURVE TO THE RIGHT;

THENCE ALONG SAID CURVE TO THE RIGHT, AN ARC DISTANCE OF 126.41 FEET,

THROUGH A CENTRAL ANGLE OF 24°38'08", HAVING A RADIUS OF 294.00 FEET, THE L.ONG CHORD OF WHICH BEARS NORTH 77°40'56" EAST, A DISTANCE OF 125.44 FEET TO A FOUND 1/2 INCH IRON ROD WITH PLASTIC CAP STAMPED "BRITTAIN AND CRAWFORD" AT THE END OF SAID CURVE;

THENCE SOUTH 90°00'00" EAST, A DISTANCE OF 98.11 FEET TO A POINT;

THENCE NORTH 48°06'43" EAST, A DISTANCE OF 11.84 FEET TO THE POINT OF BEGINNING AND CONTAINING 1,983,859 SQUARE FEET OR 45.543 ACRES OF LAND, SAVE AND EXCEPT TRACT II (NEIMAN MARCUS TRACT) AND THE MAY DEPARTMENT STORES TRACT WHICH ARE DESCRIBED AS FOLLOWS:

TRACT II (NEIMAN MARCUS TRACT)

BEIN ALL OF THE 9.266 ACRE TRACT II AS SHOWN ON THE REVISED .PLAT OF RIDGMAR MALL, AS RECORDED IN VOLUME 388/107, PAGE 74, TARRANT COUNTY PLAT RECORDS, SAID 9.266 ACRE TRACT BL;ING DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHWEST CORNER OF SAID TRACT II;

THENCE SOUTH 90°00'00" EAST, A DISTANCE OF 310.00 FEET TO A POINT;

THENCE. SOUTH 20°00'00" EAST, A DISTANCE OF 713.03 FEET TO A POINT, SAME BEING THE BEGINNING OF A NON-TANGENT CURVE TO THE RIGHT;

THENCE ALONG SAID NON-TANGENT CURVE TO THE RIGHT, AN ARC DISTANCE OF 164.48 FEET, THROUGH A CENTRAL ANGLE OF 31°24'48", HAVING A RADIUS OF 300.00 FEET, THE LONG CHORD OF WHICH BEARS SOUTH 74°17'36" WEST, A DISTANCE OF 162.43 FEET TO THE END OF SAID CURVE;

THENCE SOUTH 90°00'00" WEST, A DISTANCE OF 541.51 FEET TO A FOUND Y-CUT, SAME BEING THE BEGINNING OF A CURVE TO THE RIGHT;

THENCE ALONG SAID CURVE TO THE RIGHT,.AN ARC DISTANCE OF 111.35 FEET, THROUGH A CENTRAL ANGLE OF 18°13'42", HAVING A RADIUS OF 350.00 FEET, THE LONG CHORD OF WHICH BEARS NORTH 80°53'09" WEST, A DISTANCE OF 110.88 FEET TO THE END OF SAID CURVE;

THENCE NORTH 20°00'00" EAST, 741.13 FEET TO THE POINT OF BEGINNING AND CONTAINING 9.266 ACRES OR 403,628 SQUARE FEET OF LAND.

MAY DEPARTMENT STORES TRACT

BEING 2.630 ACRE TRACT OF LAND AND BEING A PORTION OF TRACT 1-R, OF THE REVISED PLAT OF RIDGMAR MALL, AN ADDITION TO THE CITY OF FORT WORTH, TARRANT COUNTY, TEXAS AS RECORDED IN VOLUME 388/107, PAGE 74, PLAT RECORDS, TARRANT COUNTY, TEXAS, SAID TRACT BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS;

COMMENCING AT THE NORTHEAST CORNER OF TRACT II AS SHOWN IN THE PLAT RECORDED IN VOLUME 388/107 PAGE 74, OF SAID PLAT RECORDS;

THENCE NORTH 06"14'14" EAST, A DISTANCE OF 110.65 FEET TO THE POINT OF BEGINNING;

THENCE NORTH 45°00'00" WEST, A DISTANCE OF 14.14 FEET TO A POINT;

THENCE NORTH 00°00'00" WEST, A DISTANCE OF 75.00 FEET TO A POINT;

THENCE SOUTH 90°00'00" WEST, A DISTANCE OF 20.00 FEET TO A POINT;

THENCE NORTH 00°00'00" WEST, A DISTANCE OF 250.00 FEET TO A POINT;

THENCE NORTH 45°00 00" EAST, A DISTANCE OF 14.14 FEET, TO A POINT;

THENCE SOUTH 90°00'00" EAST, A DISTANCE OF 50.00 FEET TO A POINT;

THENCE NORTH 00°00'00” WEST, A DISTANCE OF 9.50 FEET TO A POINT;

THENCE SOUTH 90°00'00” EAST, A DISTANCE OF 275.50 FEET TO A POINT, SAME BEING THE BEGINNING OF A CURVE TO THE RIGHT;

THENCE ALONG SAID CURVE TO THE RIGHT, AN ARC DISTANCE OF 31.42 FEET, THROUGH A CENTRAL ANGLE OF 90°00'00”, HAVING A RADIUS OF 20.00 FEET AND A LONG CHORD OF SOUTH 45°00'00" EAST, A DISTANCE OF 28.28 FEET TO A POINT;

THENCE SOUTH 00°00'00" EAST, A DISTANCE OF 279.00 FEET TO A POINT, SAME BEING THE BEGINNING OF A CURVE TO THE RIGHT;

THENCE ALONG SAID CURVE TO THE RIGHT, AN ARC DISTANCE OF 31.42 FEET, THROUGH A CENTRAL ANGLE OF 90°00'00", HAVING A RADIUS OF 20.00 FEET AND A LONG CHORD OF SOUTH 45°00'00" WEST, A DISTANCE OF 28.28 FEET TO A POINT;

THENCE SOUTH 90°00'00 WEST, A DSTANCE OF 215.50 FEET TO A POINT;

THENCE SOUTH 00°00'00” EAST, A DISTANCE OF 25.50 FEET TO A POINT;

THENCE SOUTH 90°00'00" WEST, A DISTANCE OF 55.00 FEET TO A POINT;

THENCE SOUTH 00°00'00" EAST, A DISTANCE OF 10.00 FEET TO A POINT;

THENCE SOUTH 90°00'00" WEST, A DISTANCE OF 35.00 FEET TO THE POINT OF BEGINNING AND CONTAINING 114,573 SQUARE FEET OR 2.630ACRES OF LAND, MORE OR LESS. .

LEAVING A NET AREA FOR PARCEL I OF 1,465,658 SQUARE FEET OR 33.647 ACRES OF LAND, MORE OR LESS.

PARCEL II:

TRACT VI, RIOGMAR MALL ADDITION, AN ADDITION TO THE CITY OF FORT WORTH, TARRANT COUNTY, TEXAS, ACCORDING TO THE PLAT RECO DED IN VOLUME 388-107, PAGE 74, PLAT RECORDS, TARRANT COUNTY, TEXAS.

PARCEL Ill;

TRACT VII, RIDGMAR MALL ADDITION, AN ADDITION TO THE CITY OF FORT WORTH, TARRANT COUNTY, TEXAS, ACCORDING TO THE PLAT RECORDED IN VOLUME 388-107, PAGE 74, PLAT RECORDS, TARRANT COUNTY, TEXAS.

PARCEL IV:

FRINGE SITE, TRACT V, PARCEL 3C, RIDGMAR MALL ADDITION, AN ADDITION TO THE CITY OF FORT WORTH, TARRANT COUNTY, TEXAS, ACCORDING TO THE PLAT RECORDED IN VOLUME 388 109, PAGE 94, PLAT RECORDS, TARRANT COUNTY, TEXAS.

PARCEL V:

NON-EXCLUSIVE EASEMENTS FOR THE BENEFJT OF THE MALL SITE PURSUANT TO THE EASEMENT AND OPERATING AGREEMENT DATED NOVEMBER 1, 1974, RECORDED IN VOLUME 5740, PAGE 867; FIRST AMENDMENT TO EASEMENT AND OPERATING AGREEMENT RECORDED IN VOLUME 6047, PAGE 617; AND PURSUANT TO SECTIONS 19, 20, 21 AND 22, IN TWO-PARTY EASEMENT AND OPERATING AGREEMENT DATED JULY 1, 1976, RECORDED IN VOLUME 6047, PAGE 811, DEED RECORDS, TARRANT COUNTY, TEXAS, AS AFFECTED BY CONFIRMING AGREEMENT RECORDED IN VOLUME 6047, PAGE 939; CONSENT AND WAIVERS RECORDED IN VOLUME 6246, PAGE 679 AND VOLUME 6246, PAGE 685; ASSIGNMENTS RECORDED IN VOLUME 631.9, PAGE 680 AND VOLUME 9119, PAGE 1200; MEMORANDUM OF SUPPLEMENTAL AGREEMENT RECORDED IN VOLUME 13122, PAGE 182, DEED RECORDS OF TARRANT COUNTY, TEXAS; ASSIGNMENT AND ASSUMPTION OF REA RECORDED APRIL 11, 2005 UNDER DOCUMENT NO. 0205100829, BEING LOCATED OVER THE FOLLOWING DESCRIBED PROPERTY;

A. NEIMAN MARCUS SITE:

TRACT II, OF THE REVISED PLAT OF RIDGMAR MALL, AN ADDITION TO THE CITY OF' FORT WORTH, TARRANT COUNTY, TEXAS, ACCORDING TO THE PLAT RECORDED IN VOLUME 388-107, PAGE 74, PLAT RECORDS, TARRANT COUNTY, TEXAS.

B. PENNEY SITE:

TRACT IIIR, OF THE REVISED PLAT OF RIDGMAR MALL, AN ADDITION TO THE CITY OF FORT WORTH, TARRANT COUNTY, TEXAS, ACCORDING TO THE PLAT RECORDED IN VOLUME 388-107, PAGE 74, PLAT RECORDS, TARRANT COUNTY, TEXAS.

C.   DILLARD SITE;

TRACT IVR, OF THE REVISED PLAT OF RIDGMAR MALL, AN ADDITION TO THE CITY OF FORT WORTH, TARRANT COUNTY, TEXAS, ACCORDING TO THE PLAT RECORDED IN VOLUME 388-107, PAGE 74, PLAT RECORDS, TARRANT COUNTY, TEXAS.

D.  SEARS SITE;

TRACT VIII, OF THE REVISED PLAT OF RIDGMAR MALL, AN ADDITION TO THE CITY OF FORT WORTH, TARRANT COUNTY, TEXAS, ACCORDING TO THE PLAT RECORDE,D IN V,OLUME 388-107, PAGE 74, PLAT RECORDS, TARRANT COUNTY, TEXAS.

E.   MAY DEPARTMENT STORES TRACT:

BEING 2.630 ACRE TRACT OF LAND AND BEING A PORTION OF TRACT 1R, OF THE REVISED PLAT OF RIDGMAR MALL, AN ADDITION TO THE CITY OF FORT WORTH, TARRANT COUNTY, TEXAS AS RECORDED IN VOLUME 388/107, PAGE 74, PLAT RECORDS, TARRANT COUNTY, TEXAS, SAID TRACT BEING MORE PARTICULARLY DESCRIBED BY MEATS AND BOUNDS AS FOLLOWS:

COMMENCING AT THE NORTHEAST CORNER OF TRACT II AS SHOWN IN THE PLAT RECORDED IN VOLUME 88/107 PAGE 74, OF SAID PLAT RECORDS;

THENCE NORTH 06°14'14" EAST, A DISTANCE OF 110.65 FEET TO THE POINT OF BEGINNING;

THENCE NORTH 45°00'00" WEST, A DISTANCE OF 14.14 FEET TO A POINT;

THENCE NORTH 00°00'00" WEST, A DISTANCE OF 75.00 FEET TO A POINT;

THENCE SOUTH 90°00'00" WEST, A DISTANCE OF 20.00 FEET TO A POINT;

THENCE NORTH 00°00'00" WEST, A DISTANCE OF 250.00 FEET TO A POINT; THENCE NORTH 45°00' 00" EAST, A DISTANCE OF 14.14 FEET, TO A POINT;

THENCE SOUTH 90°00'00" EAST, A DISTANCE OF 50.00 FEET TO A POINT;

THENCE NORTH 00°00'00" WEST, A DISTANCE OF 9.50 FEET TO A POINT;

THENCE SOUTH 90°00'00" EAST, A DISTANCE OF 275.50 FEET TO A POINT, SAME BEING THE BEGINNING OF A.CURVE TO THE RIGHT;

THENCE ALONG SAID CURVE TO THE RIGHT, AN ARC DISTANCE OF 31.42 FEET, THROUGH A CENTRAL ANGLE OF 90°00'00", HAVING A RADIUS OF 20.00 FEET AND A LONG CHORD OF SOUTH 45°00'00" EAST, A DISTANGE OF 28.28 FEET TO A POINT;

THENCE SOUTH 00°00'00" EAST, A DISTANCE OF 279.00 FEET TO A POINT, SAME BEING THE BEGINNING OF A CURVE TO THE RIGHT;

THENCE ALONG SAID CURVE TO THE RIGHT, AN ARC DISTANCE OF 31.42 FEET, THROUGH A CENTRAL ANGLE OF 90°00'00", HAVING A RADIUS OF 20.00 FEET AND A LONG CHORD OF SOUTH 45°00'00" WEST, A DISTANCE OF 28.28 FEET TO A POINT;

THENCE SOUTH 0°00'00" WEST, A DISTANCE OF 215.50 FEET TO A POINT;

THENCE SOUTH 00°00'00" EAST, A DISTANCE OF 25.50 FEET TO A POINT;

THENCE SOUTH 90°00'00" WEST, A DISTANCE OF 55.00 FEET TO A POINT;

THENCE SOUTH 00°00'00" EAST, A DISTANCE OF 10.00 FEET TO A POINT;

THENCE SOUTH 90°00'00" WEST, A DISTANCE OF 35.00 FEET TO THE POINT OF BEGINNING AND CONTAINING 114,573 SQUARE FEET OR 2.630 ACRES OF LAND, MORE OR LESS.

PARCEL VI:

A TRACT OF LAND OUT OF THE J.F, ELLIOTT SURVEY ABSTRACT NO, 494 AND THE JOHN NUGENT SURVEY ABSTRACT NO. 1173, FORT WORTH, TARRANT COUNTY, TEXAS AND AS DESCRIBED IN THE DEED FROM SHOPCO 129 LIMITED PARTNERSHIP TO RM OP 129 LIMITED PARTNERSHIP, RECORDED IN VOLUME 17006, PAGE 55, DEED
RECORDS OF TARRANT COUNTY, TEXAS, AND DESCRIBED AS FOLLOWS:

BEGINNING AT A FOUND 5/8 IRON ROD, BEING THE SAME POJNT AS DESCRIBED BY THE TWELFTH CALL OF THE SECOND TRACT IN THE DEED TO I. M. LEONARD VOLUME 2952, PAGE 578 OF THE DEED RECORDS OF TARRANT COUNTY, TEXAS SAID POINT BEING IN THE WEST LINE OF RIDGMAR MALL AS SHOWN ON PLAT RECORDED IN VOLUME 388-1 07, PAGE 75 OF THE DEED RECORDS OF TARRANT COUNTY, TEXAS AND BEING IN THE NORTH RIGHT-OF-WAY LINE OF THE TEXAS DEPARTMENT OF TRANSPORTATION (TXDOD HIGHWAYS, STATE HIGHWAY NO. 183 AND INTERSTATE HIGHWAY NO. 30;

THENCE NORTH 89°51'22"WEST, A DISTANCE OF 100.00 FEET ALONG THE SAID TXDOT RIGHT OF-WAY LINE TO A FOUND 5/8 INCH IRON ROD;

THENCE NORTH 16°41'22" WEST, A DISTANCE OF 421.80 FEET CONTINUING WITH THE STATE HIGHWAY NO. 183 EAST RIGHT-OF-WAY LINE TO A FOUND TXDOT MONUMENT;

THENCE NORTH 00°27'38" EAST, A DISTANCE OF 144.90 FEET TO A FOUND TXDOT MONUMENT, SAME BEING THE BEGINNING OF A CURVE TO TI-IE RIGHT;

THENCE ALONG SAID CURVE TO THE RIGHT, AN ARC DISTANCE OF 946.93 FEET, THROUGH A CENTRAL ANGLE OF 19°30'48", HAVING A RADIUS OF 2780.40 FEET, THE LONG CHORD OF WHICH BEARS NORTH 10a13'02" EAST, A DISTANCE OF 942.36 FE:ET TO A FOUND 'T' CUT IN THE FACE OF A CURB, BEING IN THE WESTLINE OF A TRACT TO TXDOT RECORDED IN VOLUME 110583, PAGE 2053, SAID COUNTY RECORDS, SAME BEING THE BEGINNING OF A NON TANGENT CURVE TO THE RIGHT

THENCE ALONG SAID NON-TANGENT CURVE TO THE; RIGHT, AN ARC DISTANCE OF 589.89 FEET, THROUGH A CENTRAL ANGLE OF 11°00'48", HAVING A RADIUS OF 3068.80 FEET, THE LONG CHORD OF WHICH BEARS SOUTH 05°21'46" EAST, A DISTANCE OF 588,97 FEET TO A FOUND 6/8 INCH IRON ROD, BEING THE SOUTH CORNER OF THE SAID TXDOT TRACT, SAME BEING ON THE WEST LINE OF THE SAID RIDGMAR MALL;.

THENCE SOUTH 00°08'38" WEST, WITH THE WEST LINE OF THE SAID RIDGMAR MALL, A DISTANCE OF 890.20 FEET TO THE POINT OF BEGINNING AND CONTAINING 5.518 ACRES OR 240,365 SQUARE FEET OF LAND, MORE OR LESS.

Sard PARCEL VI being the same property described by metes and bounds in Deed from RM OP 129 LIMITED PARTNERSHIP to WM RIDGMAR, L.P. recorded April 11, 2005 under Tarrant County Clerk's Document No. D205100828

BASIS OF BEARINGS IS THE REVISED PLAT OF RIDGMAR MALL, AS RECORDED IN VOLUME 388- 107, PAGE 74, PLAT RECORDS, TARRANT COUNTY, TEXAS.

PARCEL VII:

STREET/ROAD ACCESS EASEMENT RIGHTS AS CREATED AND DEFINED UNDER TERMS, CONDITIONS AND STIPULATIONS CONTAINED IN INSTRUMENTS RECORDED IN VOLUME 4693, PAGE 784, AS AFFECTED BY INSTRUMENT EXECUTED BY FORT WORTH NATIONAL BANK, TRUSTEE TO J.C. PENNEY COMPANY, INC., DATED JUNE 10, 1969, RECORDED IN VOLUME 4737, PAGE 723 AND IN VOLUME 5020, PAGE 670, ALL OF THE DEED RECORDS OF TARRANT COUNTY, TEXAS.